UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Zions Bancorporation

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ZIONS BANCORPORATION

One South Main, 15th Floor, Salt Lake City, Utah 84111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On

May 4, 2007

To the Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Zions Bancorporation. The meeting will be held in the Zions Bank Building’s Founders Room, One South Main, 18th Floor, on the corner of South Temple and Main Street in Salt Lake City, Utah, on Friday, May 4, 2007, at 1:30 p.m. The purpose of the meeting is:

1.	To elect three directors for the terms specified in the attached Proxy Statement (Proposal 1).

2.	To ratify the appointment of the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2007 (Proposal 2).

The meeting will also be used to transact other business as may properly come before the shareholders. Your proxy is being solicited by the Board of Directors. For the reasons stated herein, the Board of Directors unanimously recommends that you vote “for” Proposals 1 and 2.

A Proxy Statement, Proxy Card and a copy of the Annual Report on the Company’s operations during the fiscal year ended December 31, 2006 accompany this notice.

It is important that all shareholders attend or be represented at the meeting. Whether or not you plan to attend the meeting, please IMMEDIATELY SIGN, DATE AND MAIL the accompanying Proxy Card in the enclosed prepaid envelope so that your shares can be voted at the meeting in accordance with your instructions.

The prompt return of proxies will save the Company the expense of further requests for proxies, which might otherwise be necessary in order to ensure a quorum.

If you plan to attend, please note that admission to the meeting will be on a first-come, first-served basis. You may be asked to present valid picture identification, such as a driver’s license or passport. If you hold your stock in the name of a brokerage, bank, trust or other nominee as a custodian (“street name” holders), you will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Shareholders, media representatives, analysts and the public are invited to listen to the meeting via a live webcast accessible at www.zionsbancorporation.com.

By order of the Board of Directors

Thomas E. Laursen

Corporate Secretary

Salt Lake City, Utah

March 20, 2007

PROXY STATEMENT

ZIONS BANCORPORATION

One South Main, 15th Floor, Salt Lake City, Utah 84111

ANNUAL MEETING OF SHAREHOLDERS

May 4, 2007

SOLICITATION AND VOTING INFORMATION

Your proxy is solicited by your Board of Directors of Zions Bancorporation (“Zions”, “we”, “our”, “us”, or the “Company”). It will be voted as you direct. If no contrary direction is given, your proxy will be voted:

➢	FOR the election of directors listed below; and

➢	FOR ratification of the Company’s independent registered public accounting firm for fiscal 2007.

You may revoke your proxy at any time before it is voted by giving written notice to the Corporate Secretary, Zions Bancorporation, or by mailing a later dated proxy, or by voting in person at the meeting.

The only shares that may be voted at the annual meeting are the 109,847,522 shares of common stock outstanding at the close of business on March 6, 2007, the record date for the meeting (the “Record Date”). Each share is entitled to one vote.

Directors are elected by a plurality of the votes cast at the meeting, with the three persons receiving the highest number of votes being elected. On all other matters, the action will be approved if a quorum is present and the number of shares voted in favor of the action exceeds the number of shares voted against the action. In order for any of these matters to be acted on at the meeting, a quorum of our shares must be present or represented by proxy at the meeting. A quorum of our shares is a majority of the shares entitled to vote on the Record Date, or 54,923,762 shares.

Where some or all of the shares represented by the duly executed and returned proxy of a broker or other nominee are not voted on one or more items, pursuant to the rules of the national securities exchange of which the nominee is a member or of the National Association of Securities Dealers or otherwise, the shares will be treated as represented at the meeting but not voted. Broker non-votes will have no effect on the outcome of any of the proposals.

If you return your proxy but indicate “Withheld” or “Abstain” with respect to any proposal, your shares will be counted for purposes of whether a quorum exists. However, an abstention will have no effect on the outcome of any of the proposals.

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers and others who incur costs to send proxy materials to beneficial owners of stock held in a broker or nominee name. Directors, officers and employees of the Company may solicit proxies in person or by mail or telephone, but will receive no extra compensation for doing so. This Proxy Statement is first being mailed to the shareholders of Zions Bancorporation on or about April 2, 2007.

NOMINATION AND ELECTION OF DIRECTORS

(Proposal 1)

It is intended that the proxies received will be voted FOR the election of nominees for director named herein unless otherwise indicated. In case any of the nominees named herein is unable or declines to serve, an event which management does not anticipate, proxies will then be voted for a nominee who shall be designated by the present Board of Directors to fill such vacancy. Directors are elected by a plurality of the votes cast at the meeting, with the three persons receiving the highest number of votes being elected.

The following persons are nominated for election as directors for the specified term. Until their successors are elected and qualified, they will, together with other directors presently in office, constitute the entire elected Board of Directors:

Three-year Term

Roger B. Porter

L. E. Simmons

Steven C. Wheelwright

The Board of Directors recommends that the shareholders vote FOR the election of the nominees for director listed above.

The following information is furnished with respect to each of the nominees for election as directors, as well as for directors whose terms of office will not expire prior to the Annual Meeting of Shareholders:

Nominees	Principal Occupation During Past Five Years	Director Since	Present Term Expires	Age
Roger B. Porter(1, 2, 3)	IBM Professor of Business and Government, Harvard University, Cambridge, Massachusetts; Director, Extra Space Storage, Packaging Corporation of America, Pactiv Corporation and Tenneco Inc.; Assistant to the President for Domestic and Economic Affairs, The White House, 1989–1993.	1993	2007	60

L. E. Simmons(1, 4, 6)	President, SCF Partners (Private Equity Investment Management), Houston, Texas; Chairman, Oil States International.	1978	2007	60

Steven C. Wheelwright(3, 4)	Assistant to the President, Brigham Young University-Idaho, Rexburg, Idaho; Edsel Bryant Ford Professor of Management Emeritus, Harvard Business School; Baker Foundation Professor, Senior Associate Dean, Harvard Business School, 2003–2006; leave of absence, ecclesiastical mission for The Church of Jesus Christ of Latter-day Saints, 2000–2003.	2004	2007	63

DIRECTORS WITH UNEXPIRED TERMS OF OFFICE

Directors	Principal Occupation During Past Five Years	Director Since	Present Term Expires	Age
Jerry C. Atkin(1, 2, 5)	Chairman, President and Chief Executive Officer, SkyWest, Inc., St. George, Utah.	1993	2008	58

R. D. Cash(1, 3, 5)	Former Chairman, President and Chief Executive Officer, Questar Corporation, Salt Lake City, Utah; Director, TODCO, Questar Corporation, Questar Market Resources, Associated Electric and Gas Insurance Services Limited and National Fuel Gas; Former Director of Zions First National Bank, Federal Reserve Bank of San Francisco (Salt Lake City Branch), and Energen Corp.	1989	2009	64

Patricia Frobes(1, 3, 4)	Group Senior Vice President for Legal Affairs and Risk Management and General Counsel, The Irvine Company, Newport Beach, California; Vice Chair and General Partner, O’Melveny & Myers, 2001–2003.	2003	2009	60

J. David Heaney(2, 4)	Chairman, Heaney Rosenthal Inc., Houston, Texas; Director, Amegy Bank N.A.	2005	2009	58

Stephen D. Quinn(2, 4)	Former Managing Director and former General Partner, Goldman, Sachs & Co.; Director, Group 1 Automotive, Inc. and American Express Bank Ltd.	2002	2008	51

Harris H. Simmons(1, 6)	Chairman, President and Chief Executive Officer of the Company; Chairman of Zions First National Bank; Director, Questar Corporation and O.C. Tanner Co.	1989	2009	52

Shelley Thomas Williams(1, 3, 5)	Communications Consultant, Sun Valley, Idaho; Director, The Regence Group; Senior Director of Communications and Public Affairs, Huntsman Cancer Institute, 2000–2004.	1998	2008	55

(1)	Member of the Executive Committee

(2)	Member of the Audit Committee

(3)	Member of the Executive Compensation Committee

(4)	Member of the Credit Review Committee

(5)	Member of the Nominating and Corporate Governance Committee

(6)	Harris H. Simmons (Chairman, President and Chief Executive Officer of the Company) is the brother of L. E. Simmons (a member of the Board of Directors of the Company).

BOARD OF DIRECTORS; COMMITTEES AND CORPORATE GOVERNANCE

The Board of Directors held six meetings during the fiscal year ending December 31, 2006. In addition, those directors whom the Board has determined are independent as defined by the rules of the Securities and Exchange Commission (the “SEC”), the listing standards of The Nasdaq Stock Market (“Nasdaq”) and our Corporate Governance Guidelines met regularly in executive session. The chair of the Executive Committee, Jerry C. Atkin, who is an independent director, served as the presiding director at each such executive session. All directors attended at least 75% of the total number of all Board and applicable committee meetings. All Board members attended last year’s annual shareholders’ meeting. The Board of Directors conducts a self-assessment annually. One director attended an Institutional Shareholder Services (ISS) accredited director education program in 2006. All directors are expected to make every effort to attend the six regularly scheduled meetings of the Board, meetings of committees of which they are members, the organizational meeting held in conjunction with the Company’s annual shareholders’ meeting and the Company’s annual shareholders’ meeting.

The Board has determined that a majority of the Company’s directors are independent. Under the Company’s Corporate Governance Guidelines, a director will be considered independent only if he or she: (1) is not, and has not been within the previous three years, an officer or employee of the Company or its subsidiaries, (2) is “independent” under the rules of Nasdaq; and (3) does not have any relationship which, in the opinion of the Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Applying these guidelines, the Board has determined all of the Company’s directors to be independent except for Harris H. Simmons, who is the CEO of the Company, and L. E. Simmons, who is Harris Simmons’ brother.

The Company has adopted a Code of Business Conduct and Ethics, which applies to the Company’s senior financial officers, including its principal executive officer, principal financial officer and controller, as well as to all employees. The Company has also adopted a Directors’ Code of Ethics for members of the Board of Directors. These two codes and the Company’s Corporate Governance Guidelines are posted on the Company’s website at www.zionsbancorporation.com and can be accessed by clicking on “Corporate Governance.” In addition, information concerning purchases and sales of our equity securities by our executive officers and directors is available on our website.

The Board of Directors has five standing committees: (1) the Executive Committee, (2) the Audit Committee, (3) the Credit Review Committee, (4) the Executive Compensation Committee, and (5) the Nominating and Corporate Governance Committee. Membership in the Board’s five standing committees is indicated above in the listing of directors. Members of committees are appointed by the Board following recommendation by the Company’s Nominating and Corporate Governance Committee and serve at the pleasure of the Board for such term as the Board determines. All committees other than the Executive Committee have written charters. The written charters are posted on the Company’s website at www.zionsbancorporation.com and can be accessed by clicking on “Corporate Governance.” Periodically, the Company’s General Counsel reviews all committee charters in light of any changes in exchange listing rules, SEC regulations or other evidence of “best practices.” The results of the review and any recommended changes are discussed with the committees. The full Board then approves the charters, with any revisions it deems appropriate in light of the committees’ recommendations. The most recent review of committee charters was conducted at the committee meetings held in January 2007; minor changes were recommended. The Board approved the committee charters at its meeting held on January 26, 2007. Each of the committees performs a periodic performance review, which compares the performance of the committee with its charter.

Executive Committee

The Executive Committee reviews projects or proposals that require prompt action on the part of the Company. The Executive Committee is authorized to exercise all powers of the Board of Directors with respect to such projects or proposals when it is not practical to delay action pending approval of the entire Board. The

Executive Committee does not have authority to amend the Articles of Incorporation or Bylaws of the Company, adopt a plan of merger or recommend to shareholders the sale of all or substantially all of the Company’s assets. The Executive Committee met once in 2006.

Audit Committee

The Audit Committee is composed of four directors, and met twelve times in 2006. Each of the members is independent as defined by the rules of the SEC, Nasdaq’s listing standards and the Company’s Corporate Governance Guidelines. Information regarding the functions performed by the Audit Committee and its membership is set forth in the “Report of the Audit Committee,” included in this Proxy Statement. A written charter approved by the Board of Directors governs the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is able to read and understand fundamental financial statements. The Board has also determined that Mr. J. David Heaney is qualified as an audit committee financial expert and that he has accounting or related financial management expertise, in each case in accordance with the rules of the SEC and Nasdaq’s listing standards.

Credit Review Committee

The Credit Review Committee is composed of directors from the Company and Zions First National Bank. The Committee met three times in 2006. The Committee monitors the results of internal credit examinations and reviews adherence to policies established by the Board and by management with respect to lending, as well as general management issues, for all of the Company’s subsidiary banks.

Executive Compensation Committee

The Executive Compensation Committee has five members and met three times in 2006. The Committee is comprised solely of independent directors as defined by the Company’s Corporate Governance Guidelines. None of the Committee’s members has ever been an officer or employee of the Company nor have any of them had a relationship that would require disclosure under the “Certain Relationships and Related Transactions” caption of any of Zions Bancorporation’s filings with the SEC during the past three fiscal years.

The purpose of the Executive Compensation Committee is to discharge the Board’s responsibilities relating to the evaluation and compensation of the Company’s executives and to produce reports and filings, in accordance with the rules and regulations of the SEC. More specifically, the duties and responsibilities of the Committee are detailed in the Executive Compensation Committee Charter.

According to its charter, the Committee has the authority to select, retain, terminate, and approve the fees of experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to compensation consultants retained to assist in the evaluation of director, Chief Executive Officer (CEO) or executive officer compensation, this authority is vested solely in the Committee. The charter also specifies that the Committee may, in its discretion, delegate portions of its duties and responsibilities to a subcommittee of the Committee. Currently, there are no subcommittees in place nor did any subcommittee activity occur during 2006.

Historically, the Committee has retained an independent consulting firm every two to three years to conduct a competitive assessment of the Company’s executive pay levels. Most recently (for 2003 and 2005), this analysis has been prepared by Semler Brossy, LLC. The consultant compares the Company’s compensation levels with a peer group of financial institutions with similar lines of business and comparable size and performance as the Company. This consultant has also been asked, periodically, to provide commentary on the design of the Company’s other executive compensation arrangements including the Value Sharing Plans, change in control agreements and employment contracts.

The Board appoints one member of the Committee as its chairman, with the chairmanship to be rotated periodically. The Committee calendar, meetings and meeting agendas are set by the chairman. Frequently, the

Committee invites the CEO to attend its meetings. Other executives, including the Company’s Vice Chairman and Chief Financial Officer (“CFO”), Chief Human Resources Officer, and General Counsel were asked to attend various Committee meetings (or portions thereof) in 2006 to provide information on certain elements of the Company’s compensation and benefit programs. No members of management attended executive sessions of the Committee.

The Committee considers the recommendations of the Company’s CEO with regard to executive officers other than himself, including base salary and bonuses, units of participation in the Company’s Value Sharing Plans, stock option awards and restricted stock grants. The Committee reviews and sets all elements of the CEO’s compensation based on information from its consultant and its own expertise and judgment.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of three directors who met once in 2006. Each member is independent as defined by the Company’s Corporate Governance Guidelines. The Committee, among other things, develops and recommends corporate governance principles applicable to the Company, including those concerning the size and composition of the Board of Directors, reviews potential candidates for Board of Directors membership and recommends nominees to the Board of Directors.

In identifying and recommending nominees for positions on the Board of Directors, the Committee places primary emphasis on the criteria set forth under “Candidates for Board Membership” in our Corporate Governance Guidelines, namely: (1) personal qualities and characteristics, accomplishments and professional reputation; (2) current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business; (3) ability and willingness to commit adequate time to Board and committee matters; (4) the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; (5) diversity of viewpoints, backgrounds and experience; (6) the ability and skill set required to chair committees of the Board of Directors; and (7) relevant significant experience in public companies.

The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of Zions and the composition of the Board of Directors. Members of the Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified whom the Committee wants to seriously consider and move toward nomination, the Chairman of the Nominating and Corporate Governance Committee enters into a discussion with that nominee. The Committee will consider nominees recommended by shareholders. The policy adopted by the Committee provides that nominees recommended by shareholders are given appropriate consideration in the same manner as other nominees. Shareholders who wish to submit nominees for director for consideration by the Committee for election at our 2008 Annual Meeting of Shareholders should follow the process set forth in the Company’s Bylaws described on page 39 under “Shareholder Proposals for 2008 Annual Meeting.”

At its January 2007 meeting, the Committee recommended that, after effectiveness of enabling legislation in Utah, the Board approve amendments to the Company’s Bylaws that would provide for majority voting for directors in uncontested elections. Such legislation has been passed but is not effective as of the date of this Proxy Statement. At its January 2007 meeting, the Committee recommended that the Board approve a Related Party Transaction Policy. The Board approved that policy at its meeting on January 26, 2007. For further information on that policy, see “Certain Relationships and Related Transactions” below.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not and will not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Zions Bancorporation. During 2006, the Audit Committee met twelve times, and discussed with the CEO, CFO, controller, internal auditors and independent registered public accounting firm, which we refer to as the external auditors, the interim and annual SEC filings that contained financial information, prior to their public release.

In discharging its oversight responsibility, the Audit Committee obtained from the external auditors a formal written statement describing all relationships between the external auditors and the Company that might bear on the external auditors’ independence and discussed with the external auditors their independence and any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management, the internal auditors and the external auditors the quality and adequacy of Zions Bancorporation internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed both with the external and internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the external auditors all communications required by generally accepted auditing standards including, among others, Statement on Auditing Standards No. 61 and, with and without management present, discussed and reviewed the results of the external auditors’ audit of the financial statements and internal control over financial reporting. The Audit Committee followed formal policies and procedures governing the pre-approval of audit and permissible non-audit services to be performed by the Company’s external auditors. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee’s Charter was reviewed and deemed effective. In addition, the Audit Committee held regular executive sessions and private meetings with members of management, regulators of the Company, internal auditors and external auditors, and performed other actions deemed necessary to discharge the Audit Committee’s responsibilities. The Audit Committee conducted a performance self-evaluation for review with the Board of Directors that included a comparison of the performance of the Audit Committee with the requirements of its Charter.

As set forth in the Charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The internal auditors are responsible for independently assessing such financial statements, principles and policies and internal controls and procedures as well as monitoring management’s follow-up to any internal audit reports. The external auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting and other procedures. The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

The Audit Committee reviewed the audited financial statements and the report of management on internal control over financial reporting of Zions Bancorporation as of and for the year ended December 31, 2006 with management, internal auditors and the external auditors. Relying on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the Zions Bancorporation audited financial statements and management’s assessment of internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Roger B. Porter, Chairman

Jerry C. Atkin

J. David Heaney

Stephen D. Quinn

EXECUTIVE OFFICERS OF THE COMPANY

The following information is furnished with respect to certain of the executive officers of the Company.

Individual	Principal Occupation During Past Five Years(1)	Officer Since		Age
Harris H. Simmons	Chairman, President and Chief Executive Officer of the Company; Chairman of Zions First National Bank; Director, Questar Corporation and O.C. Tanner Co.	1981		52

Bruce K. Alexander	Executive Vice President of the Company; Chairman, President and Chief Executive Officer of Vectra Bank Colorado, N.A.; Director, Federal Reserve Bank of Kansas City (Denver Branch).	2000		54

A. Scott Anderson	Executive Vice President of the Company; President and Chief Executive Officer of Zions First National Bank; Director, Federal Reserve Bank of San Francisco (Salt Lake City Branch).	1997	(2)	60

Doyle L. Arnold	Vice Chairman and Chief Financial Officer of the Company.	2001		58

Nolan Bellon	Senior Vice President and Controller of the Company.	1998	(3)	58

David E. Blackford	Executive Vice President of the Company; Chairman, President and Chief Executive Officer of California Bank & Trust.	2001	(4)	58

Danne L. Buchanan	Executive Vice President of the Company; President and Chief Executive Officer, NetDeposit, Inc.	1995		49

Gerald J. Dent	Executive Vice President of the Company.	1987		65

Michael DeVico	Executive Vice President of the Company; Director, Federal Home Loan Bank of Seattle.	2001		46

George M. Feiger	Executive Vice President of the Company; President and Chief Executive Officer of Contango Capital Advisors; Senior Adviser to The Monitor Group, September 2002–August 2003; Partner of Capco, May 2001–August 2002.	2003		57

W. David Hemingway	Executive Vice President of the Company.	1997	(5)	59

Clark B. Hinckley	Senior Vice President of the Company.	1994		59

Thomas E. Laursen	Executive Vice President, General Counsel and Secretary of the Company; prior to May 2004, Partner of Holme, Roberts & Owen, LLC.	2004		55

Connie Linardakis	Executive Vice President of the Company; prior to August 2005, Director, Executive Staffing and Talent Management of Raytheon Company.	2005		42

Keith Maio	Executive Vice President of the Company; President and Chief Executive Officer of National Bank of Arizona; prior to January 2005, President and Chief Operating Officer of National Bank of Arizona.	2005	(6)	49

Individual	Principal Occupation During Past Five Years(1)	Officer Since		Age
Dean L. Marotta	Executive Vice President of the Company; Senior Vice President and Director of Internal Audit, 2003–2006; Vice President and Regional Audit Director, Merrill Lynch, Tokyo, Japan, 1999–2002.	2003		54

William E. Martin	Executive Vice President of the Company; Chairman, President and Chief Executive Officer of Nevada State Bank.	2000		65

Scott J. McLean	Executive Vice President of the Company; President, Amegy Bank N.A.	2006	(7)	50

Paul B. Murphy, Jr.	Executive Vice President of the Company; Chief Executive Officer of Amegy Bank N.A.; prior to December 2005, Director and Chief Executive Officer of Amegy Bancorporation, Inc.	2005	(8)	47

Stanley D. Savage	Executive Vice President of the Company; Chairman, President and Chief Executive Officer of The Commerce Bank of Washington, N.A.; Chairman of The Commerce Bank of Oregon.	2001		61

(1)	Officers are appointed for indefinite terms of office and may be replaced at the discretion of the Board of Directors.

(2)	Officer of Zions First National Bank since 1990.

(3)	Officer of Zions First National Bank since 1987.

(4)	Officer of California Bank & Trust since 1998.

(5)	Officer of Zions First National Bank since 1977.

(6)	Officer of National Bank of Arizona since 1992.

(7)	Officer of Amegy Bank N.A. since 2002.

(8)	Officer of Amegy Bank N.A. since 1990.

EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

The Executive Compensation Committee, or the Committee, of the Board is responsible for establishing, implementing, and monitoring adherence with the Company’s compensation philosophy for executive officers. The Committee seeks to establish total compensation for members of the Executive Management Committee, or the EMC, that is fair, reasonable and competitive. The Committee believes that the most effective executive compensation program is one that aligns executives’ interests with those of the shareholders. Specifically, our executive compensation programs are designed to achieve the following objectives:

•	attract and retain talented and experienced executives in the highly competitive financial services industry;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	compensate our executives for managing our business to meet our long-range objectives;

•

align the interests of our executive officers and shareholders by rewarding performance above established targets, particularly with regard to earnings growth and return on equity, with the ultimate objective of improving shareholder value; and

•	create fairness among the executive management team by recognizing the contributions each executive makes to our success.

Setting Executive Compensation

To assist management and the Committee in assessing and determining competitive compensation packages, the Committee retained compensation consultants, Semler Brossy, LLC in 2003, 2005 and 2007. Semler Brossy provided the Committee relevant market data and alternatives to consider when making compensation decisions for the Chief Executive Officer, or the CEO, and when considering the recommendations being made by the Company’s CEO for other members of the EMC. These reviews of the competitive pay market were considered in establishing the compensation levels that became effective January 1, 2003, 2005 and 2007, respectively. In establishing compensation for 2004 and 2006 the Committee relied on the 2003 and 2005 studies, respectively, taking into account modifications warranted by changes in individual executive job responsibilities and job performance, internal equity considerations, and external market conditions.

In making compensation decisions, the Committee compares each element of total compensation against a custom peer group of publicly-traded commercial banking companies, which we refer to as the Custom Peer Group. The Custom Peer Group, which is reviewed periodically and updated by the Committee, consists of companies that are comparable to the Company and against which the Committee believes the Company competes for talent and for shareholder investment. The companies included in the Custom Peer Group for the 2005 study (the group used to calibrate 2006 executive pay levels) were:

• M&T Bank Corporation	• Banknorth Group, Inc.
• Regions Financial Corporation	• First Horizon National Corporation
• AmSouth Bancorporation	• Commerce Bancorp, Inc. (New Jersey)
• Charter One Financial, Inc.	• Synovus Financial Corp.
• UnionBanCal Corporation	• North Fork Bancorporation, Inc.
• Union Planters Corporation	• Compass Bancshares, Inc.
• Huntington Bancshares Incorporated

This group of peer banking companies was formed by considering all banks with comparable total assets. Thrifts and mortgage finance companies as well as banks with return on average equity, or ROE, of less than 12% were excluded from the group.

To attract and retain executives with the ability and the experience necessary to lead the Company and deliver strong performance to the shareholders, the Company provides a competitive total compensation package. Since the Company competes nationally for executive talent, the Committee believes it is appropriate to generally target base salaries and annual bonuses to the market median (50th percentile) of compensation paid to similarly situated executives of companies comprising the Custom Peer Group (or other relevant benchmarks). In accordance with the Company’s pay-for-performance objectives, the Committee also believes it is appropriate to pay above the market median for performance that exceeds the median of the Custom Peer Group through the Company’s long-term incentive compensation programs.

Consistent with the pay-for-performance objectives of the Company’s executive compensation philosophy, a significant percentage of each executive’s total compensation is allocated to performance-based pay. Currently these performance-oriented pay programs include: annual bonuses, stock option awards, and units in the Company’s long-term cash performance plan, known as Value Sharing Plans. The Committee has not established a policy or target for the allocation between either cash and noncash or short-term and long-term compensation. Rather, the Committee reviews and considers information provided by its independent compensation consultant to determine the appropriate level and mix of performance-based pay.

Actual total compensation may vary as dictated by Company or individual performance, the experience level of individual executives, internal equity considerations, acquisition-related commitments, external market factors, or similar considerations. These considerations can have a substantial impact on the total compensation, or elements of compensation, paid to particular executive officers or in particular years. For example, the compensation paid to two of the individuals named in the Summary Compensation Table below was largely dictated by the terms of employment contracts entered into in connection with the Company’s acquisition of Amegy Bancorporation, Inc. in 2005 and the compensation paid to a third executive named in the Summary Compensation Table was affected by the terms of a long-term incentive plan entered into when he was recruited to the Company.

Components of Executive Compensation

Compensation for each of the persons named in the Summary Compensation Table as well as other senior executives is comprised of the elements detailed below:

•	Base Salary

•	Annual Bonus

•	Long-Term Incentive Compensation

•	Value Sharing Plans

•	Stock Options

•	Health and Welfare Benefits

•	Retirement Benefits

•	Deferred Compensation Plan

•	401(k) Payshelter and Employee Stock Ownership Plan

•	Excess Benefit Plan

•	Cash Balance Plan

•	Supplemental Executive Retirement Plan

•	Perquisites and Other Personal Benefits

The Company uses all elements of the executive compensation program to attract, retain, motivate and reward executives. By tying a substantial portion of each executive’s compensation to the Company’s long-term financial performance and stock appreciation, the Company’s long-term incentive compensation component aligns the interests of executive officers with those of shareholders, rewards performance above established targets and encourages executive officers to manage the Company’s business to meet its long-range objectives.

Base Salary

The Company provides its CEO, Chief Financial Officer and three other most highly compensated executive officers, which we refer to as the Named Executive Officers, or NEOs, as well as other employees, with a base salary to compensate them for services rendered during the fiscal year. Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. In determining base salaries, the Committee considers the executive’s qualifications and experience, scope of responsibilities, individual job performance, market conditions, competitive salary levels and practices at companies in the Custom Peer Group, as well as pay relative to other officers of the Company.

Both the 2003 and 2005 executive pay studies prepared by Semler Brossy concluded that the base salary for the Company’s CEO was below the median base salary level of CEOs in the Custom Peer Group. Base salary for the other EMC members, as a group, was close to the median for similarly situated executive officers in the Custom Peer Group.

Annual Bonus

Consistent with the Company’s emphasis on pay-for-performance, NEOs and other officers of the Company are eligible for an annual bonus. The Committee approves bonus awards for EMC members, including NEOs, based on a subjective evaluation of a variety of factors, including, but not limited to, achieving a combination of financial, managerial and strategic goals.

The Company awards annual bonuses to its NEOs under the Zions Bancorporation Management Incentive Plan, or the Management Plan, which was approved by shareholders in May 2005. Under the provisions of this plan, the maximum award that may be granted to each of the NEOs with respect to any plan year is 1% of the Company’s adjusted operating income for that plan year. The Management Plan defines “adjusted operating income” as the Company’s consolidated income from continuing operations before income taxes and minority interest, as determined in accordance with generally accepted accounting principles, or “GAAP.” The actual bonus awards made to the NEOs may not exceed the maximum awards described above, and the Committee is not obligated to disburse the full amount of the applicable percentage of adjusted operating income for the plan year. The amount of the actual bonus award paid to each NEO is determined by the Committee in its sole discretion and may be less than the maximum award allowed under the Management Plan based on factors the Committee deems relevant, including, but not limited to, adjusted operating income for the plan year. The Committee’s determination is also based on a subjective evaluation of various factors including, but not limited to:

•	compensation paid to senior managers with similar qualifications, experience and responsibilities at other institutions;

•	individual job performance;

•	local market conditions;

•	internal equity considerations;

•	acquisition-related rights;

•	recommendations of the Company’s CEO (for other NEOs); and

•	the Committee’s perception of the overall financial performance (particularly operating results) of the Company and its operating units.

The Committee also determines annual bonus awards for the remaining members of the EMC (members other than the NEOs). The Committee makes these award decisions consistently with the provisions of the Management Plan. The target bonus percentage for EMC members (including the NEOs) is positioned at either 50% or 60% of the executive officer’s base salary. Semler Brossy concluded in its 2005 review of the Company’s executive pay levels that bonus targets and actual annual cash compensation (defined as base salary plus actual annual bonuses were, on average, consistent with the market median for similarly situated executives at the Custom Peer Group companies. However, the independent consultant also indicated that the 60% target bonus percentage for the Company’s CEO and his annual total cash compensation were substantially below the market median.

Long-Term Incentive Compensation

The Committee approves awards of long-term incentives to executive officers, including the NEOs, as part of the Company’s total compensation package. These awards are consistent with the Company’s pay-for-performance principles and align the interests of the executive officers with the interests of the shareholders. Currently, the Company’s long-term incentive compensation consists of grants of units in Value Sharing Plans established under the Company’s Long-Term Executive Incentive Compensation Plan, which was last approved by shareholders in May 2006, as well as equity compensation. Equity compensation for executive officers of the Company is predominantly in the form of options to acquire Zions Bancorporation common stock. Although information shown in the Grant Based Awards Table of this Proxy Statement shows the value of the stock options at their grant date fair market value, as required by SEC rules, the realized value of the stock options and, accordingly, any compensation benefit to the executive will depend upon the actual performance of the Company’s common stock. While the Company’s equity incentive plans allow for other forms of equity compensation, including restricted stock, management and the Compensation Committee currently believe that in keeping with the Company’s pay-for-performance objective, stock options generally are the appropriate vehicle of equity compensation for the executive officers. Other types of equity incentives may be considered in the future as the Company’s business and human capital strategies evolve.

According to Semler Brossy’s 2005 review of the Company’s executive pay, long-term incentive awards have been established which the Company expects to result in long-term incentive compensation ranging from the median to 75th percentile of the market for similarly situated executives at the Custom Peer Group companies. The 2005 compensation study also concluded that long-term incentive compensation for the Company’s CEO was below the market median.

Value Sharing Plans

The Company’s long-term cash incentive programs, referred to as Value Sharing Plans, encourage participants to focus on long-term financial results for the entities they manage and provide an opportunity for executive officers and certain designated key employees to share directly in improvements in shareholder value (above predetermined minimum performance thresholds) over multi-year periods. These plans are also a key retention tool because payouts are deferred and dependent on continued employment.

In 2006, the Compensation Committee established Value Sharing Plans consisting of a corporate level and six subsidiary level plans, covering the years 2006 through 2008. The Compensation Committee also approved units of participation in the 2006–2008 Value Sharing Plans. On March 1, 2007 the Committee approved an additional Value Sharing Plan for officers of Amegy Bank N.A., or Amegy Bank, covering the years 2007 and 2008, as well as units of participation in this plan. Unit awards to executives and other officers in the Value Sharing Plans are granted on a discretionary basis, reflecting the position and proportionate responsibility for overall corporate results of each executive officer in the Company. The allocation of units is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of individual responsibilities. Award sizes are also calibrated in view of competitive market levels of compensation for similarly situated executives in the Custom Peer Group. The value of each unit ultimately is determined by the size of the award fund (which is determined based on company or operating unit performance as described below) divided by the total number of units in that fund.

The Committee reviewed and approved the design of the 2006–2008 Value Sharing Plans and the 2007–2008 Value Sharing Plan for Amegy Bank, the basis on which the award funds will be calculated, and the maximum amount of each award fund. Subject to achieving threshold performance levels, the award fund under each of these plans is equal to a fraction of the incremental adjusted earnings during the plan period. This base award amount is adjusted by a multiplier determined by the average annual adjusted return on average incremental equity employed, or ROE, for the Company (or subsidiary bank) over the plan period.

The design of the 2006–2008 Value Sharing Plans and the 2007–2008 Value Sharing Plan for Amegy Bank is similar to the design of its predecessor plans, including the 2003–2005 Value Sharing Plans. In general, there is no payout under a Value Sharing Plan unless earnings growth is at least 5% compounded over the plan period and unless the ROE based on incremental capital employed is at least 11% over the life of the plan. To achieve target long-term compensation values, the plans generally require each entity to achieve 11% earnings growth compounded over the plan period and ROE of 14% on incremental capital employed. All of the plans are capped and have a maximum payout value of $4.25 per unit (the maximum payout is achievable through varying combinations of earnings growth and incremental ROE).

Under the provisions of each Value Sharing Plan, and in accordance with the Company’s objective of retaining top management talent, a payout will be made to a participant in the first quarter of 2009 only if the participant is employed by the Company on the date of payment. In addition, payouts in excess of the participant’s year-end 2008 base salary will be withheld for one year and paid in February 2010, subject to the participant’s continued employment with the Company in February 2010.

The intent of these plans is to fairly reward participants for increasing shareholder value. The Committee in its sole discretion may make adjustments under the Value Sharing Plans for equitable or other reasons and has used this discretion in the past to address unplanned, unusual or nonrecurring items. For example, the Committee can and has made adjustments to previous Value Sharing Plans to reflect the impact of acquisitions that have been approved by the Board of Directors. When adjustments have been made, they have applied equally to all participants in the affected Value Sharing Plan.

Stock Options

The Company periodically grants stock options to executives, usually on the date of its annual shareholders’ meeting, most recently in May 2006. Stock option grants are designed to assist the Company to:

•	enhance the focus of executives on the creation of long-term shareholder value as reflected in the Company’s stock price performance;

•	provide an opportunity for increased ownership by executives; and

•	maintain competitive levels of total compensation.

Such grants are discretionary by the Compensation Committee, reflecting the position of each executive officer in the Company and that person’s proportionate responsibility for overall corporate performance. The allocation of stock options among executive officers is not based on any measure of Company performance, but is based on a subjective evaluation of individual performance and the scope of the individual’s responsibilities. Information regarding the quantity and terms of stock options granted by other financial institutions was provided by the Compensation Committee’s independent consultant with respect to the Custom Peer Group.

The Company’s practice has been to grant incentive stock options up to the maximum amounts available under Section 422 of the Internal Revenue Code and, if needed, additional nonqualified stock options to reach the targeted long-term incentive value for each executive.

Option exercise prices are set at the closing price of the Company’s common stock on the date of grant. The Committee has never granted options with an exercise price that is less than the closing price of the Company’s common stock on the grant date, nor has it granted options which are priced on a date other than the grant date.

The Compensation Committee changed its policy for granting equity awards in 2006. Prior to that year, the practice had been for every grant of stock options or restricted shares to new hires, on the occasion of promotions, or other unusual circumstances to be brought to the Board for approval. The Committee resolved in January 2006 to grant the CEO the authority to grant options and restricted stock during 2006 with a cumulative grant date value of $1,600,000, with subsequent reporting to the Committee. No grants may be made to Executive Management Committee members, including NEOs, without prior approval from the Committee.

Health and Welfare Benefits

Each of the NEOs may participate in the Company’s health and welfare benefit programs, including medical, dental, and vision care coverage, disability insurance and life insurance, on the same terms and in the same amounts as are available to the full-time employees of the Company.

Retirement Benefits

The Company believes that providing competitive retirement security programs is an important factor in attracting and retaining highly qualified employees and executives. In accordance with this objective, the Company has continually reviewed and updated the design and structure of its retirement programs to maintain market competitiveness. All employees who are at least 21 years of age are eligible to participate in the Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan. Eligibility and participation in the Deferred Compensation Plan, Excess Benefit Program, Cash Balance Plan and Supplemental Executive Retirement Plan, each described below, are limited to highly compensated employees or “grandfathered” employees.

Deferred Compensation Plan

The Deferred Compensation Plan was established on January 1, 2001 and was restated effective January 1, 2004 to allow highly compensated employees (currently earning over $130,000 annually) to defer up to 50% of their base salary and up to 100% of their bonus and incentive compensation.

401(k) Payshelter and Employee Stock Ownership Plan

The 401(k) Payshelter and Employee Stock Ownership Plan is a defined contribution plan qualified under provisions of Section 401 of the Internal Revenue Code. The plan is a combination of a 401(k) plan and an employee stock ownership plan. The plan permits participants to contribute between 1% and 80% of their earnings on a tax-deferred basis, up to a maximum of $15,000 ($20,000 for participants age 50 and above) in 2006. Vesting of employee contributions occurs upon contribution. The Company provides a matching contribution of up to 4% of compensation in the form of Company common stock; Company matching contributions are subject to a vesting schedule. The Company’s contributions are determined by reference to the employee’s contributions and are not discretionary. Participants may diversify their Company matching contribution into any of the plan’s array of mutual funds after five years of service.

Effective January 1, 2003, the Company replaced its cash balance defined benefit retirement plan with a profit sharing plan in which contributions are based upon the Company’s performance according to a discretionary formula approved annually by the Board of Directors. For 2006, the benefit was equal to 4% of eligible compensation. The annual Company contribution is invested in the Company’s common stock. Prior to January 1, 2007 vesting of the Company contributions was based on a five-year “cliff vesting” schedule. On January 1, 2007, vesting was changed to an incremental vesting schedule over five years. The maximum profit sharing contribution permitted under the plan is limited by Sections 415 and 401(a)(17) of the Code. Under current regulations, compensation for the purpose of determining benefits in 2006 cannot exceed $220,000.

Profit sharing contributions that cannot be provided due to the compensation limitation are restored in the Company’s excess benefit plan (the “Excess Benefit Plan”) described below.

Excess Benefit Plan

On January 1, 2004 the Company segregated the employer contributed executive management restoration benefit from the Deferred Compensation Plan and established the Excess Benefit Plan. Prior to this date, all restoration and excess benefit contributions were made to the Deferred Compensation Plan. The Excess Benefit Plan is exclusive of employer contributions made to the Deferred Compensation Plan and going forward, all restoration benefits will be deposited into the Excess Benefit Plan.

Effective January 1, 2003 amendments to the Deferred Compensation Plan (now the Excess Benefit Plan) were made that will result in further benefit accruals to restore benefits for employees previously covered under the Supplemental Executive Retirement Plan, or SERP, described below. These employees will receive accruals under the Excess Benefit Plan in the form of employer contribution credits without regard to whether they also elect deferral of compensation under the Deferred Compensation Plan. Only SERP-eligible employees meeting the grandfathering provisions as of December 31, 2002 are eligible for this restoration benefit.

Cash Balance Plan

Benefit accruals under the Company’s cash balance defined benefit retirement plan were frozen as of December 31, 2002. A group of certain eligible (grandfathered) employees continue to accrue earnings and interest credits to their cash balance accounts in the plan. Those grandfathered were over age 55 at the time the plan was frozen; none of the NEOs is a grandfathered employee. All other participants will accrue interest credits only.

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan, or SERP, is an unfunded, nonqualified plan established January 1, 1994 to restore benefits lost by certain highly compensated employees of the Company. The Board of Directors determined the participants in the SERP from among those employees of the Company who are primarily members of the Executive Management Committee.

Effective December 31, 2002, benefit accrual under the SERP was frozen in conjunction with the freezing of the cash balance defined benefit retirement plan. The NEOs participating in these plans accrued only interest credits in 2003 and subsequent plan years.

Perquisites and Other Personal Benefits

The Company provides NEOs as well as other executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation objective to better enable the Company to attract and retain superior employees for key positions. The Company and the Committee believe that perquisites and other personal benefits generally should be modest and should have a demonstrative and significant benefit to the advancement of the Company’s business or to the efficiency of its executives in the performance of their jobs.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals, unless that compensation is paid pursuant to a performance-based compensation plan. The Company believes that compensation paid pursuant to salary, bonus and incentive plans generally is fully deductible for federal income tax purposes. However, in certain circumstances, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. Although the final regulations have not become effective yet, the Company believes it is operating in good faith compliance with the statutory provisions that were effective January 1, 2005. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided under the heading “Deferred Compensation Plan.”

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments in accordance with the requirements of FASB Statement 123(R).

Employment Contracts

Generally, the Company does not enter into employment contracts with its NEOs or with other officers of the Company. Prior to 2005, only one member of the Executive Management Committee, George Feiger, had a contractual employment relationship with the Company. This was specially negotiated with Mr. Feiger in connection with his recruitment and his responsibility for building the Company’s wealth management business (Contango Capital Advisors). Following the acquisition of Amegy Bancorporation in 2005, the Company signed Paul Murphy, Jr., Scott McLean and certain other members of Amegy Bank’s senior management to employment contracts. These agreements were specially negotiated in order to retain the executives and enhance the value of the Company’s investment in the Amegy Bank franchise.

Employment Agreements with Messrs. Murphy and McLean

Zions Bancorporation entered into employment agreements with Paul Murphy, Jr. and Scott McLean in December 2005. The agreements have a three-year term and provide for a minimum base salary and target annual bonus. The agreements provide that base salaries for Messrs. Murphy and McLean shall not be less than $475,000 and $400,000, respectively. The contracts also specify that the actual annual bonuses for Messrs. Murphy and McLean for 2006 must not be less than $475,000 and $300,000, respectively. In addition, Mr. Murphy’s future annual bonus targets must not be less than 100% of his base salary and the actual annual bonus amounts must not be less than 50% of the updated annual base salary. Similarly, Mr. McLean’s future annual bonus targets must not be less than 75% of his base salary and the actual annual bonus amounts must not be less than 37.5% of his updated annual base salary. In connection with the termination of each executive’s prior change in control agreements with Amegy Bancorporation, Zions agreed to pay one-half of each executive’s potential Amegy change in control severance payment within ten days of the completion of the merger and, subject to continued compliance by Messrs. Murphy and McLean with certain noncompetition and non-solicitation covenants, the remaining half of such potential change in control severance payment (plus a 25% enhancement) in three equal retention payments on the first, second and third anniversary of the completion of the merger. Accordingly, Messrs. Murphy and McLean received initial installments of $484,375 and $406,250, respectively, in December 2006. The contracts also state that each executive will receive annual Zions equity awards with a target level equal to 70% of their base salary and that the actual equity grants will not be less than 52.5% of their base salary. In accordance with the terms of these agreements, Messrs. Murphy and McLean were granted 24,000 and 20,000 Zions Bancorporation stock options, respectively, on the date the merger was completed. The agreements also provide that, upon termination of employment by Amegy Bank “without cause” or by the executive for “good reason,” as those terms are defined in the agreements, such executive will receive:

(1)	a pro-rated current year annual bonus;

(2)	severance equal to three times the sum of base salary plus highest annual bonus earned in the three prior years;

(3)	36 months of continued benefits; and

(4)	immediate vesting of all equity awards.

Each executive is also subject to certain noncompetition and non-solicitation covenants while employed and for a period of 12 months following termination of employment for any reason.

In the event that any payments or benefits to these executives become subject to the “excess parachute payment” excise taxes required under Section 280(g) of the Internal Revenue Code, and the aggregate present value of the payments or benefits is equal to or greater than 115% of the amount that would cause the executive to be subject to such excise taxes, the employment agreements provide that such executive will be entitled to receive a gross-up payment that will place him in the same financial position in which he would have been in the absence of the imposition of such excise taxes. However, if any payments or benefits to any of the executives become subject to excise taxes, and the aggregate present value of the payments or benefits is less than 115% of the amount that would cause the executive to be subject to such excise taxes, then such payments will be cut back to the extent necessary to avoid the excise tax.

Change in Control Arrangements

The Company is party to Change in Control Agreements with certain senior executives selected by the Board of Directors and maintains a Special Severance Plan for the benefit of certain other officers, to foster the continuous employment of senior and mid-level executives and management and to reinforce and encourage their continued attention and dedication to their duties without the distraction from the possibility of a change in control of the Company.

For purposes of the Change in Control Agreements and the Special Severance Plan, unless certain members of the Board of Directors determine that a change in control has not occurred, a change in control will be deemed to have occurred if

(1)	any person, other than the Company or any employee benefit plan of the Company, acquires beneficial ownership of more than 20% of the combined voting power of the Company’s then outstanding securities;

(2)	the majority of the Board of Directors changes within any two consecutive years, unless certain conditions of Board approval are met;

(3)	a merger or consolidation of the Company is consummated in which the prior owners of Zions Bancorporation common stock no longer control 50% or more of the combined voting power of the surviving entity;

(4)	the shareholders of the Company approve a plan of complete liquidation of the Company; or

(5)	an agreement providing for the sale or disposition by the Company of all or substantially all of the Company’s assets is consummated.

Change in Control Agreements

The Company has entered into Change in Control Agreements with certain senior executives selected by the Board of Directors designed to ensure their continued services in the event of a change in control. All of the NEOs are included in this group. Mr. Murphy or McLean would be entitled to receive benefits under either, but not both, his employment agreement or the Change in Control Agreement if he were terminated by the Company without “cause” or he terminated his employment voluntarily for “good reason” following a change in control. The Company entered into these agreements because the financial services industry has been consolidating and the Company does not want its executives distracted by a rumored or actual change in control. Further, if a change in control should occur, the Company wants its executives to be focused on the business of the organization and the interests of shareholders. In addition, the Company believes it is important that its executives be able to react neutrally to a potential change in control and not be influenced by personal financial concerns. The Company believes its Change in Control Agreements assist it in retaining executive talent and realizing the aforementioned objectives.

The Change in Control Agreements provide that if, within the two-year period immediately following a change in control, an executive’s employment is terminated other than for cause or the executive terminates his or her employment for “good reason” (generally, an unfavorable change in employment status, compensation or benefits, or a required relocation), then the executive generally will be entitled to receive:

(1)	a lump sum severance payment equal to three times the sum of annual base salary plus the greater of the targeted annual bonus then in effect or the average of the executive’s annual bonuses for each of the three years immediately prior to the change in control;

(2)	full base salary through the date of termination, any unpaid annual bonus and the targeted annual bonus pro-rated through the date of termination;

(3)	continuation of medical and dental health benefits for three years;

(4)	outplacement services for two years at an aggregate cost to the Company not to exceed 25% of the annual base salary; and

(5)	full vesting in accrued benefits under the Company’s pension, profit sharing, deferred compensation, or supplemental plans.

If any payment or distribution to or for the benefit of the executive would be subject to excise payment required by Section 280(g) of the Code, the total payment or distribution will be reduced to such extent required to not trigger the excise tax. The executive will determine which payments or benefits to reduce.

Immediately prior to a change in control, all outstanding options granted to the executive under the Company’s stock option plans, incentive plans or other similar plans will become fully vested and exercisable and the restricted period with respect to any restricted stock or any other equity award will lapse. Additionally, executives will be entitled to pro-rata payment of benefits available under the Value Sharing Plans.

Commencing on the date of termination of his or her employment, the executive may not disclose any confidential information and, for one year following such date of termination, may not solicit or attempt to solicit away from the Company any of its officers or employees.

The Company believes that Change in Control Agreements should compensate executives who are displaced by a change in control and not serve as an incentive to increase an executive’s personal wealth. Therefore, these Change in Control Agreements require that there be both a change in control and an involuntary termination without “cause” or a voluntary termination for “good reason,” which is often referred to as a “double-trigger.” The double-trigger ensures that the Company will become obligated to make payments under the Change in Control Agreements only if the executive is actually or constructively discharged as a result of the change in control.

The Company’s Change in Control Agreements require that any change in control payments that become subject to excise tax payments required under Section 280(g) must be reduced so that the excise taxes will not be triggered.

Special Severance Plan

The Special Severance Plan covers certain mid-level executives and senior management selected by the Board of Directors. There are two levels of benefits available under the Special Severance Plan. The Special Severance Plan provides severance benefits that are generally the same as those provided under the Change in Control Agreements, except that the salary and bonus multiplier is two for the Tier 2 plan and one for the Tier 3 plan and the period of continued medical and dental health benefits and outplacement services is two years for the Tier 2 plan and one year for the Tier 3 plan.

Vesting of Stock Options and Restricted Stock

The 1998 Non-qualified Stock Option and Incentive Plan and the Key Employee Incentive Stock Option Plan provide that outstanding options under such plans will vest immediately upon a change in control (as such term is defined in the Change in Control Agreements). If any employee holding outstanding options under either plan is terminated, other than for cause, within two years following a change in control, the exercise period for such outstanding options will be extended to the full remaining term of the option.

The Zions Bancorporation 2005 Stock Option and Incentive Plan also provides that upon a change in control all awards shall fully vest and all restrictions on restricted stock will immediately lapse. If any employee holding outstanding options under the plan is terminated, other than for cause, disability, death, or retirement, within two years following a change in control, the employee shall be entitled to exercise his or her options at any time thereafter until the earlier of the date forty-two months after the date of termination of employment or the expiration date in the applicable award agreement.

COMPENSATION COMMITTEE REPORT

The following Report of the Executive Compensation Committee does not constitute soliciting material and should not and will not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Executive Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement.

Executive Compensation Committee

R. Don Cash, Chairman

Patricia Frobes

Roger B. Porter

Steven C. Wheelwright

Shelly Thomas Williams

COMPENSATION TABLES

2006 Summary Compensation Table

The following table provides information concerning the compensation of the NEOs for the Company’s most recently completed fiscal year.

In the column “Salary,” we disclose the amount of base salary paid to the NEO during the fiscal year. In the column “Bonus,” we detail the amount of the annual discretionary bonus paid to the NEO under the terms of the Zions Bancorporation Management Incentive Plan for fiscal 2006. In the columns “Stock Awards” and “Option Awards,” SEC regulations require us to disclose the award of stock or options measured in dollars and calculated in accordance with FAS 123(R). For restricted stock, the FAS 123(R) fair value per share is equal to the closing price of Zions Bancorporation common stock on the date of grant. For stock options, the FAS 123(R) fair value per share is based on certain assumptions which we explain in footnote 20 “Retirement Plans” to our financial statements which are included in our Annual Report on Form 10-K. We disclose such expense ratably over the vesting period but without reduction for assumed forfeitures (as we do for financial reporting purposes). The amounts shown in the 2006 Summary Compensation Table also include a ratable portion of each grant we made in prior years to the extent the vesting fell in 2006 (except where GAAP required us to recognize the full amount in a prior year, as is the case when a grant is made to a retirement-eligible executive and under the terms of such award the executive is permitted to retain all or part of such award upon retirement without fulfilling the vesting period). Please also refer to the table in this Proxy Statement with the title “2006 Grants of Plan-Based Awards.”

We made no grants of restricted stock to the NEOs in 2006. For certain executives, the “Stock Awards” column includes a portion of the expense resulting from the vesting of restricted stock grants made in prior years. Restricted stock awards typically vest 25% per year over four years. Vesting of awards is conditioned on the participant’s continued employment with Zions Bancorporation.

In the column “Non-Equity Incentive Plan Compensation,” we disclose the dollar value of all earnings for services performed during the years covering the measurement period pursuant to awards under non-equity incentive plans, including our Value Sharing Plans. Whether an award is included with respect to any particular fiscal year depends on whether the relevant performance measures were satisfied during the fiscal year. For example, payments under our Value Sharing Plans are typically based upon the achievement of financial results over a three-year period; accordingly, we include payments under the Value Sharing Plans for the fiscal year which includes the last day of the three-year performance period for which the award was earned, even though such payment is made after the end of such fiscal year.

In the column “Change in Pension Value and nonqualified Deferred Compensation Earnings,” we disclose the sum of the dollar value of (1) the aggregate change in the actuarial present value of the NEO’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) in 2006; and (2) any above-market or preferential earnings on nonqualified deferred compensation, including nonqualified defined contribution plans.

In the column “All Other Compensation,” we disclose the sum of the dollar value of:

•	perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000;

•	all “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes;

•	amounts we paid or which become due related to termination, severance, or change in control, if any;

•	our contributions to vested and unvested defined contribution plans; and

•	any life insurance premiums we paid during the year for the benefit of a Named Executive Officer.

SEC rules require us to report perquisites at the aggregate incremental cost to the Company.

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (1)(2)	All Other Compensation ($)		Total ($)
Harris H. Simmons Chairman, President and Chief Executive Officer Zions Bancorporation	2006	800,000	700,000	0	709,258	0		19,032	67,810	(3)	2,296,100

Doyle L. Arnold Vice Chairman and Chief Financial Officer Zions Bancorporation	2006	475,000	450,000	19,891	503,323	0		15,922	39,738	(4)	1,503,874

Stanley D. Savage President and Chief Executive Officer The Commerce Bank of Washington	2006	312,000	260,000	0	174,206	659,717	(5)	0	32,853	(6)	1,438,776

Paul B. Murphy, Jr. Chief Executive Officer Amegy Bank N.A.	2006	487,500	530,000	0	266,775	0		0	528,750	(7)	1,813,025

Scott J. McLean President Amegy Bank N.A.	2006	416,000	350,000	0	168,853	0		0	437,364	(8)	1,372,217

(1)	The net change in the accumulated present value of pension benefits for each Named Executive Officer was: Mr. Simmons, ($10,697) and Mr. Savage, $297.

(2)	Amounts deferred by participants in the Deferred Compensation Plan are invested by the Company in various investment vehicles at the direction of the participant. The Company does not guarantee any rate of return on these investments. Since the array of investment vehicles is not identical to the investment choices offered to employees participating in the tax-qualified defined contribution plan, the table above treats dividend and interest earnings on these investments in excess of the Company’s dividend yield and 120% of the Adjusted Federal Rate, respectively, as above-market or preferential, as required by SEC rules. Such amounts for each of the NEOs during the most recent fiscal year were as follows: Mr. Simmons, $29,729; Mr. Arnold, $15,922. Messrs. Murphy, McLean and Savage did not participate in the Company’s Deferred Compensation Plan as of December 31, 2006.

(3)	All other compensation for Mr. Simmons is comprised of the Company’s matching contributions to the tax-qualified defined contribution plans totaling $17,600 and another $50,210 in contributions to the Company’s nonqualified Excess Benefit Plan.

(4)	All other compensation for Mr. Arnold is comprised of $17,600 in Company matching contributions to the tax-qualified defined contribution plans and another $22,138 in contributions to the Company’s Excess Benefit Plan.

(5)	Mr. Savage earned an award of $659,717 on the last day of March 2006 pursuant to the terms of a five-year Personal Incentive Plan that covered the period April 1, 2001 through March 31, 2006. The purpose of this five-year Personal Incentive Plan was to reward Mr. Savage based on the financial performance of The Commerce Bank of Washington, or TCBWA, over the five-year period. Specifically, the Plan was designed to provide a cash-based payout dependent upon TCBWA’s cumulative cash earnings and average adjusted return on equity over the term of the Plan.

(6)	All other compensation for Mr. Savage is comprised of $17,600 in Company matching contributions to the tax-qualified defined contribution plans and another $15,253 in contributions to the Company’s Excess Benefit Plan.

(7)	All other compensation for Mr. Murphy consists of a $484,375 retention payment made in December 2006 pursuant to provisions in his employment contract (see more details under the heading “Employment Agreements with Messrs. Murphy and McLean”); a $6,000 annual car allowance; $19,935 annual club membership dues; $17,600 in matching contributions to the Company’s tax-qualified defined contribution plans; and additional perquisites including preferred parking.

(8)	All other compensation for Mr. McLean consists of a $406,250 retention payment made in December 2006 pursuant to provisions in his employment contract (see more details under the heading “Employment Agreements with Messrs. Murphy and McLean”); a $6,000 annual car allowance; $6,084 annual club membership dues; $17,600 in matching contributions to the Company’s tax-qualified defined contribution plans; and additional perquisites including preferred parking and spousal travel expenses.

Value Sharing Plan payments that were earned as of December 31, 2005 are not reflected in the Summary Compensation Table above. The Company paid such amounts to participants in calendar years 2006 and 2007 pursuant to provisions of the 2002–2005 Value Sharing Plan and 2003–2005 Value Sharing Plan.

2002–2005 Value Sharing Plan

On December 31, 2005, awards under the 2002–2005 Value Sharing Plan vested based on the Company’s four-year financial performance. Cash amounts paid to NEOs in March 2006 under the terms of this plan are detailed in the table below:

Name	2002–2005 Value Sharing Plan Payment (Received March 2006)
Harris Simmons	$108,621
Doyle Arnold	$60,345
Stan Savage	$26,150

2003–2005 Value Sharing Plan

On December 31, 2005, awards under the 2003–2005 Value Sharing Plan vested based on the Company’s three-year financial performance. The 2003–2005 Plan had separate award funds for the Company and each of its subsidiary banks. Messrs. Simmons’ and Arnold’s award units in the 2003–2005 Plan were solely from the Company’s award fund. Mr. Savage’s award units in the 2003–2005 Plan were 50% from the Company’s award fund and 50% from The Commerce Bank of Washington’s award fund. In accordance with the terms of the 2003–2005 Value Sharing Plan, award amounts less than or equal to each Named Executive Officer’s base salary at the end of fiscal 2005 were paid to the participant in March 2006. Earned bonus award amounts in excess of the participant’s 2005 year-end base salary were withheld and paid in February 2007. Both payments, representing the total award to each executive under the 2003–2005 Plan, are detailed in the table below:

Name	2003–2005 VSP Payment (Received March 2006)	2003–2005 VSP Payment (Received February 2007)
Harris Simmons	$750,000	$2,985,000
Doyle Arnold	437,500	1,616,750
Stan Savage	300,000	216,150

2006 Grants of Plan-Based Awards

In this table, we provide information concerning each grant of an award made to a Named Executive Officer in the most recently completed fiscal year. This includes Value Sharing Plan and stock option awards, which are discussed in greater detail in this Proxy Statement under the caption, “Compensation Discussion and Analysis.” The threshold, target and maximum columns reflect the range of estimated payouts under the 2006–2008 Value Sharing Plan. Columns (g) and (h) report the number of shares of common stock underlying options granted in the fiscal year and corresponding per-share exercise prices. In all cases, the exercise price was equal to the closing market price of our common stock on the date of grant. Finally, in the last column, we report the aggregate FAS 123(R) value of all awards made in 2006; in contrast to how we present amounts in the Summary Compensation Table, we report such figures here without apportioning such amount over the service or vesting period.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Name	Grant Type	Equity Award Grant Date	Units Awarded (#)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Option Awards ($)
Harris H. Simmons	Options(1)	5/1/2006					0	51,500	81.15	724,295
	Value Sharing Plan(2)		1,600,000	0	1,600,000	6,800,000
Doyle L. Arnold	Options(1)	5/1/2006					0	40,750	81.15	573,108
	Value Sharing Plan(2)		885,000	0	885,000	3,761,250
Stanley D. Savage	Options(1)	5/1/2006					0	12,650	81.15	177,909
	Value Sharing Plan(2)		470,000	0	470,000	1,997,500
Paul B. Murphy, Jr.	Options(1)	5/1/2006					0	40,500	81.15	569,592
	Value Sharing Plan(2)		0	0	0	0
Scott J. McLean	Options(1)	5/1/2006					0	17,500	81.15	246,120
	Value Sharing Plan(2)		0	0	0	0

(1)

All stock options granted to NEOs in fiscal year 2006 were granted under the Zions Bancorporation 2005 Stock Option and Incentive Plan. The stock options have an exercise price equal to the fair market value on the date of grant, vest 33% per year beginning one year after date of grant and have a term of seven years. In the event of a change in control of the Company as defined in the plan, the options will become fully vested and exercisable. If any employee holding such options is terminated, other than for cause as defined in the plan, within two years following such change in control, the exercise period for such outstanding options will be extended to the lesser of 42 months or the full remaining term of the option.

(2)	Grant information relates to the Value Sharing Plans for the 2006–2008 performance cycles. Payments will be in two installments, with the first installment up to an amount equal to the participant’s 2008 year-end base salary due in fiscal 2009 and the remaining portion of the payment, if any, due in fiscal 2010 contingent upon the executive’s continued employment with Zions Bancorporation.

Outstanding Equity Awards at Fiscal Year-End 2006

The following table provides information concerning unexercised options and restricted stock that has not vested for each Named Executive Officer outstanding as of the end of our most recently completed fiscal year. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award. None of the Company’s stock option or stock awards is subject to the achievement of performance conditions. As a result, we are not required, under SEC rules, to report the number of options or shares that are considered unearned in the table below.

For option awards, the table discloses the exercise price and the expiration date. For stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested.

We computed the market value of the stock awards by multiplying the closing market price of Zions Bancorporation common stock at the end of the most recent fiscal year by the number of shares or units of stock.

	Option Awards				Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable (1)	Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Harris H. Simmons	36,000	0	$41.63	3/30/2007
	25,000	0	$43.88	7/27/2007
	61,000	0	$54.35	4/19/2008
	61,000	0	$53.72	4/25/2009
	40,700	0	$42.00	1/21/2010
	20,300	0	$48.02	4/24/2010
	40,666	20,334	$56.59	4/29/2011
	17,666	35,333	$70.79	5/5/2012
	0	51,500	$81.15	4/30/2013

	302,332	107,167			0	$0

Doyle L. Arnold	7,917	0	$48.00	12/2/2008	825	$68,013
	42,000	0	$53.72	4/25/2009
	28,000	0	$42.00	1/21/2010
	14,000	0	$48.02	4/24/2010
	28,000	14,000	$56.59	4/29/2011
	12,000	24,000	$70.79	5/5/2012
	0	40,750	$81.15	4/30/2013

	131,917	78,750			825	$68,013

Stanley D. Savage	10,000	0	$42.00	1/21/2010
	5,000	0	$48.02	4/24/2010
	10,000	5,000	$56.59	4/29/2011
	4,333	8,667	$70.79	5/5/2012
	0	12,650	$81.15	4/30/2013

	29,333	26,317			0	$0

Paul B. Murphy, Jr.	19,850	0	$24.51	1/2/2008
	940	0	$28.60	1/4/2009
	940	0	$31.59	1/1/2010
	14,111	0	$30.95	4/27/2010
	846	0	$64.17	1/2/2011
	12,543	0	$43.30	3/13/2011
	1,128	0	$48.57	1/1/2012
	12,543	0	$43.32	2/6/2012
	31,360	0	$51.13	6/4/2012
	564	0	$46.37	1/2/2013
	9,407	0	$48.67	6/25/2013
	14,111	0	$67.12	6/25/2014
	16,620	0	$58.26	5/18/2015
	12,000	12,000	$75.85	12/2/2012
	0	40,500	$81.15	4/30/2013

	146,963	52,500			0	$0

	Option Awards				Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable (1)	Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Scott J. McLean	9,407	0	$48.66	6/25/2013
	9,407	0	$67.12	6/25/2014
	10,975	0	$58.26	5/18/2015
	10,000	10,000	$75.85	12/2/2012
	0	17,500	$81.15	4/30/2013

	39,789	27,500			0	$0

(1)	All unvested options listed above for Messrs. Simmons, Arnold and Savage, and the options expiring on April 30, 2013 for Messrs. Murphy and McLean, vest at a rate of 33% per year over the first three years of the seven-year option term. Messrs. Murphy and McLean’s options expiring December 2, 2012 vest 50% on the first year and 25% on the second and third years of the seven-year option term.

(2)	Based on closing market price of Friday, December 29, 2006 of $82.44 per share.

Option Exercises and Stock Vested in 2006

The following table provides information concerning exercises of stock options and vesting of restricted stock during the most recently completed fiscal year for each of the NEOs on an aggregate basis. The table reports the number of securities for which the options were exercised; the aggregate dollar value realized upon exercise of options; the number of shares of stock that have vested; and the aggregate dollar value realized upon vesting of stock.

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Harris H. Simmons	0	0	0	0
Doyle L. Arnold	7,083	240,185	275	22,448
Stanley D. Savage	0	0	0	0
Paul B. Murphy, Jr.	6,428	426,839	0	0
Scott J. McLean	7,473	220,291	0	0

(1)	We computed the dollar amount realized upon exercise by multiplying the number of shares times the difference between the market price of the underlying securities at exercise and the exercise price of the option.

(2)	We computed the aggregate dollar amount realized upon vesting by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

2006 Pension Benefits Table

The following table provides information with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement. This includes tax-qualified defined benefit plans and supplemental executive retirement plans, but does not include defined contribution plans (whether tax qualified or not).

Values reflect the actuarial present value of the Named Executive Officer’s accumulated benefit under the plans, computed as of December 31, 2006. In making such a calculation, we relied on interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Harris Simmons	Cash Balance Pension Plan	21.46	299,650	0
	Supplemental Executive Retirement Plan	21.46	273,815	0

Stan Savage	Cash Balance Pension Plan	2.00	16,006	0
	Supplemental Executive Retirement Plan	2.00	2,614	0

Doyle Arnold, Paul Murphy, Jr., and Scott McLean are not eligible to participate in the Company’s defined benefit retirement programs.

Information regarding the Pension Plan and Supplemental Executive Retirement Plan can be found under the heading “Retirement Benefits.”

2006 Nonqualified Deferred Compensation Table

The following table provides information with respect to each nonqualified deferred compensation plan. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts.

The column, “Executive Contributions in Last FY” indicates the aggregate amount contributed to such plans by each Named Executive Officer during 2006.

The column “Registrant Contributions in Last FY” indicates our aggregate contributions on behalf of each Named Executive Officer during 2006. Generally, these amounts reflect restoration benefits provided under the Company’s Excess Benefit Plan. We also make matching contributions to the qualified 401(k) plan, but that plan is tax qualified and, therefore, we do not include our contributions to it in this table. We include our matching contributions to the tax qualified retirement plans in the “All Other Compensation” column of the Summary Compensation Table.

The column “Aggregate Earnings in Last FY” indicates the total dollar amount of interest or other earnings accrued during 2006, including interest and dividends paid both above and at market rates. Such amounts include dividend payments on restricted stock. We pay such amounts to compensate the executive for the deferral, and we do not consider payment of interest and other earnings at market rates to be compensation. We report such amounts as compensation in the Summary Compensation Table above only to the extent such earnings were paid at above-market rates, and such amounts are shown in a footnote to that table.

The column “Aggregate Withdrawals/Distributions” reports the aggregate dollar amount of all withdrawals by and distributions to the executive during our last fiscal year. Generally, neither the Withdrawals/Distribution column nor the Aggregate Balance columns represent compensation with respect to our most recently completed fiscal year.

The column “Aggregate Balance at Last FYE” reports the total balance of the executive’s Deferred Compensation Plan and Excess Benefit Plan accounts as of December 31, 2006.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FY
Harris H. Simmons	$398,846	$50,210	$41,627	$0	$554,421
Doyle L. Arnold	150,000	22,138	67,225	0	695,586
Stanley D. Savage	0	15,253	2,707	0	40,724
Paul B. Murphy, Jr.	0	0	0	0	0
Scott J. McLean	0	0	0	0	0

Potential Payments upon Termination or Change in Control

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a Named Executive Officer at, following, or in connection with any termination of employment including by resignation, retirement, disability, or a constructive termination of a Named Executive Officer, or change in control of the Company or a change in the Named Executive Officer’s responsibilities. However, in accordance with SEC regulations, we do not report any amount to be provided to a Named Executive Officer under any arrangement which does not discriminate in scope, terms, or operation in favor of our executive officers and which are generally available to all salaried employees. Also, the following table does not repeat information disclosed above under the pension benefits table, the deferred compensation table, or the outstanding equity awards at fiscal year-end table, except to the extent that the amount payable to the Named Executive Officer would be enhanced by the termination event.

For purposes of quantitative disclosure in the following table, and in accordance with SEC regulations, we have assumed that the termination took place on the last business day of our most recently completed fiscal year, and that the price per share of our common stock is the closing market price as of that date—$82.44.

Severance

Mr. Simmons, Mr. Arnold and Mr. Savage do not have employment agreements which guarantee them employment for any period of time. Therefore, we would provide post-termination payments of salary or severance to these NEOs only under the Company’s broad-based severance policy in the event of a reduction-in-force or other applicable consideration pursuant to a CIC agreement.

Under the Zions Bancorporation severance policy, which applies to all regular employees, the NEOs could receive the maximum severance of 52 weeks’ base salary. We pay such amounts in anticipation of unemployment and not as a reward for past service. Payment is triggered upon circumstances which may include, but are not limited to, a reduction-in-force, job elimination, consolidation, merger, or re-organization (other than a change in control). Severance is typically paid in bi-weekly installments but the Company reserves the right to make such payments in a single lump-sum. Payment of severance is conditioned upon, among other things, a release of claims against us by the executive. Refer to the section, “Change in Control Agreements” for a description of the benefits the Company is obligated to pay Messrs. Simmons, Arnold and Savage in the event of their termination of employment after a change in control by Zions Bancorporation involuntarily “without cause” or by the executive for “good reason.”

The Company has entered into employment agreements with Messrs. Murphy and McLean pursuant to which the Company must pay certain benefits if their employment is terminated. Refer to the section “Employment Agreements with Messrs. Murphy and McLean” for a description of the benefits the Company is obligated to pay these executives in the event of their termination of employment by Amegy Bank involuntarily “without cause” or by the executive for “good reason”. Should Mr. Murphy or Mr. McLean be terminated as a result of death, disability, or “for cause,” their employment agreements specify that they will be entitled to:

(1)	base salary and earned but unused vacation through the date of termination;

(2)	welfare benefits;

(3)	other benefits; and

(4)	all remaining annual retention payments paid according to the original schedule.

Accelerated Vesting of Long-Term Incentives

Presently, the Company provides long-term incentives to the NEOs through units of participation in the Value Sharing Plans and time-vested stock option awards. In the past, the Company has also granted restricted stock, some of which remains outstanding. Please also refer to the discussion of long-term incentives above under the heading, “Compensation Discussion and Analysis.”

Value Sharing Plans

Upon the termination of an NEO due to death, disability, or retirement, the Company must make pro rata payments at the conclusion of the award period to Value Sharing Plan participants for the partial cycles completed up to the date of their termination. Since the award period for the 2006–2008 Value Sharing Plans does not conclude until December 31, 2008 and there is no acceleration of the payouts, we do not report the pro rata payments in the table below. In the event of a participant’s termination due to a change in control, however, the participant is entitled to a pro rata payout at the time of their termination. For purposes of disclosure in the table below, SEC regulations require that we assume such change in control occurs on the last day of the Company’s most recently completed fiscal year. For the 2006–2008 Value Sharing Plans ending on December 31, 2008, the Company would be obligated to pay only a prorated amount based on the number of full quarters the participant was engaged as an officer of the Company or one of its subsidiaries prior to the date of the change in control. The Company does not enhance the Value Sharing Plan payments as a result of the change in control or termination event. The pro rata amounts are computed based on the higher of their target value as established by the Committee or their value calculated under the terms of the Value Sharing Plans. We report such pro rata amounts in the table below based on an assumed termination date of December 31, 2006. Since the calculated unit values under all of the Company’s value sharing plans were above target as of the assumed termination date, the pro rata amounts are computed assuming the calculated per unit values. In addition, deferred payments due to participants in February 2007 pursuant to terms of the 2003–2005 Value Sharing Plans would also be accelerated in the event of a change in control of the Company on December 31, 2006. Accordingly, these payments are reported in the table below where appropriate.

Stock Options

Under provisions of the Company’s stock option plans, unvested stock options are forfeited by the executive for termination due to any event other than a change in control. In the case of a change of control, all unvested options immediately vest and may be exercised for up to 42 months following the change in control. We calculated the value of the accelerated options by multiplying the number of shares times the difference between the closing price of the Company’s common stock on the last day of the fiscal year and the exercise price of the options. Please refer to the section “Compensation Discussion and Analysis” for more information about the Company’s stock options.

It should be noted that under the provisions of the employment agreements for Messrs. Murphy and McLean, unvested stock options become vested and exercisable upon their termination by the Company other than for cause or by the executive for good reason. The value of these accelerated options was calculated in the same manner as described in the previous paragraph.

Restricted Stock

Generally, we use stock options instead of restricted stock to compensate the Company’s NEOs, although from time-to-time restricted stock is used in special situations. At the end of fiscal 2006, only Mr. Arnold had an outstanding grant of restricted stock. The table below reflects the accelerated vesting of all unvested shares upon a change in control and the Company’s termination of his employment “without cause” or by Mr. Arnold for “good reason.” All unvested shares would be forfeited upon the termination of his employment for any other reason.

Retirement Plans

All of the Company’s NEOs are fully vested in all of their retirement benefits. These benefits are not enhanced based on circumstances regarding termination. Because the Company does not enhance the benefits payable under any of its retirement plans if the employment of one of the NEOs terminates, we do not report any amount in respect of these plans in the table below. We report additional information regarding our retirement plans above under the headings, “Compensation Discussion and Analysis” and “2006 Pension Benefits Table,” and in the “2006 Nonqualified Deferred Compensation Table.”

Miscellaneous Benefits

Under the Company’s change in control agreements and employment agreements with Messrs. Murphy and McLean, which have a double trigger and are described above under the heading “Compensation Discussion and Analysis,” the Company is obligated to pay certain other benefits. These include continuation of medical, dental, vision, and life insurance coverage for 36 months from the date of change in control. Although Messrs. Murphy and McLean are entitled to receive their specially negotiated retention payments regardless of the nature of their termination, their contracts do not require the payments to be accelerated. Therefore, these payments are not reported in the table below. The conditions to the Company’s obligations under the change in control arrangements and employment agreements are discussed above. Except for these benefits payable after the double-trigger occurs, the Company has no obligation to continue any other perquisite after a NEO’s employment terminates.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Death or Disability		For Cause Termination	Involuntary Not for Cause or Voluntary Good Reason Termination (without CIC)		Involuntary Not for Cause or Voluntary Good Reason Termination (with CIC)
Harris H. Simmons
Severance	$0	$0		$0	$800,000	(1)	$3,840,000	(2)
Accelerated Vesting of Long-Term Incentives	0	0		0	0		1,019,950	(3)
Retirement Plans	0	0		0	0		0
Other Benefits	0	0		0	0		23,721	(4)

Doyle L. Arnold
Severance	0	0		0	475,000	(1)	2,223,346	(5)
Accelerated Vesting of Long-Term Incentives	0	0		0	0		0	(6)
Retirement Plans	0	0		0	0		0
Other Benefits	0	0		0	0		23,721	(4)

Paul B. Murphy, Jr.
Severance	0	0		0	2,362,500	(7)	2,362,500	(7)
Accelerated Vesting of Long-Term Incentives	0	0		0	131,325	(8)	295,408	(9)
Retirement Plans	0	0		0	0		0
Other Benefits	0	25,554	(10)	0	25,554	(10)	25,554	(10)

Stanley D. Savage
Severance	0	0		0	312,000	(1)	1,631,000	(2)
Accelerated Vesting of Long-Term Incentives	0	0		0	0		841,639	(3)
Retirement Plans	0	0		0	0		0
Other Benefits	0	0		0	0		23,721	(4)

Scott J. McLean
Severance	0	0		0	1,998,000	(7)	1,998,000	(7)
Accelerated Vesting of Long-Term Incentives	0	0		0	88,475	(8)	192,892	(9)
Retirement Plans	0	0		0	0		0
Other Benefits	0	25,554	(10)	0	25,554	(10)	25,554	(10)

(1)	The Zions Bancorporation Severance Policy for executive officers provides four weeks salary for each $10,000 in base salary (rounded to the nearest thousand) or 2 weeks pay for every year of completed service up to 10 years and an additional week of pay for every year over 10 years of service, whichever is greater up to a maximum of 52 weeks. A severance payment, if any, is not enhanced above what any other executive would be due as a result of the termination occurrence.

(2)	Under the Company’s change in control agreements, upon a change in control, severance for the NEO will consist of 3 times the sum of the individual’s salary at the time of the change in control plus the greater of: (i) the average annual bonus paid to the executive for the 3 years preceding the change in control or (ii) the individual’s current target bonus. For this purpose, the bonuses for 2006 (which were not determined until March 2007) were not taken into account.

(3)	The Company’s change in control agreements specify that if any payment or distribution to the executive would be subject to excise payment required by Section 280(g) of the Code, the total payment or distribution will be reduced to such extent required to not trigger the excise tax. If a reduction is necessary, the executive may decide which element of pay should be reduced. We have assumed that the executive elects to reduce amounts attributable to the accelerated vesting of long-term incentives. Accordingly, this figure reflects only the amount necessary (in addition to cash severance, retirement plans and other benefits) to reach the excise tax limit for this executive, rather than the full value of the long-term incentives accelerated as a result of the change in control. This figure represents a combination of values from the accelerated unvested stock options and restricted stock plus the pro rata value of the individual’s Value Sharing Awards based on the calculated per unit value of the 2006–2008 corporate level Value Sharing Plan as of December 31, 2006 as well as any deferred payments under the 2003–2005 Value Sharing Plan that was paid in February 2007.

(4)	Under the Company’s change in control agreements, participants are entitled to the continuation of medical and dental benefits for 36 months if terminated following a change in control of the Company. This figure represents the aggregate cost of fulfilling that obligation for each NEO.

(5)	Since the aggregate CIC benefit available to Mr. Arnold would trigger the imposition of excise taxes, the reported cash severance amount for Mr. Arnold has been reduced in accordance with the provisions of the Company’s change in control arrangements. In this circumstance, Mr. Arnold would have the ability to elect which payments to reduce to avoid triggering the excise tax payment.

(6)	The reported value of accelerated long-term incentives has also been reduced for Mr. Arnold in order to avoid the imposition of excise taxes. See footnote (3).

(7)	The severance payments for Messrs. Murphy and McLean were negotiated as part of their employment agreements following the Company’s acquisition of Amegy Bancorporation, Inc. in 2005. A detailed description of the severance provisions contained in these agreements is described in the section “Employment Agreements with Messrs. Murphy and McLean.” These figures represent 3 times the sum of the NEO’s current base salary plus the highest bonus each received in the prior three years.

(8)	These figures represent the value of the accelerated stock options as of December 31, 3006. Since the pro rata payment based on units participation in the corporate level 2006–2008 Value Sharing Plan are not paid until the end of the award period as a result of this termination occurrence, the pro rata award value was not reported in this column.

(9)	The employment contracts for Messrs. Murphy and McLean specify that all of their unvested equity awards become fully vested upon a change in control. Messrs. Murphy and McLean were awarded units of participation in the corporate level 2006–2008 Value Sharing Plan on March 1, 2007. These units are subject to a pro rata payout upon a change in control. This figure represents the value of the accelerated equity awards and the pro rata payment of each executive’s interest in the corporate level 2006–2008 Value Sharing Plan. The values of the pro rata Value Sharing Plan payouts are based on the computed per unit value as of December 31, 2006.

(10)	The employment contracts for Messrs Murphy and McLean also specify that the executives are entitled to the 36 months continuation of medical, dental, life insurance and other welfare benefits in the event of death or disability or termination following a change in control. This figure represents the total cost of fulfilling that obligation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ordinary Course Loans

Certain directors and executive officers and corporations and other organizations associated with them and members of their immediate families were customers of and had banking transactions, including loans, with banking subsidiaries of Zions in the ordinary course of business during 2006. Such loans were made on substantially the same terms, including interest rates and collateral, as those available at the time for similar transactions with other persons. These loans did not involve more than the normal risk of collection or have other unfavorable features.

Mr. Feiger’s Interest in Welman Holdings, Inc.

Mr. George Feiger’s employment by the Company commenced September 2003. Subsequently, in June 2004, Mr. Feiger entered into a stock purchase agreement with the Company and certain of its affiliates through which he indirectly purchased five percent of the common stock of Welman Holdings Inc. (“Welman”), a subsidiary of Zions First National Bank that generally oversees the wealth management operations of the Company in addition to other activities. Mr. Feiger’s interest in Welman is via a limited liability company in which he is a member and that owns the shares of Welman. As a part of the stock purchase agreement, Mr. Feiger may require that the Company’s Zions First National Bank affiliate repurchase his ownership in Welman in six to eight years from the signing date of the contract at the then fair market value of the shares, as determined by an independent third party. Since the repurchase price of Mr. Feiger’s interest in Welman is to be based on the fair market value of Welman at a time in the future, the amount of the Company’s obligation is not currently determinable.

Mr. Feiger’s Employment Agreement

Mr. Feiger has an employment contract with the Company that guarantees annual increases of at least 10% in his base salary in years 2004 through 2006 and not less than 6% in 2007; in addition, the contract provides for an annual “target” bonus of 60% of base salary. Under the terms of his employment contract, the maximum amount of severance Mr. Feiger could receive if he were terminated “without cause” is the sum of (i) Mr. Feiger’s annual base salary plus (ii) his target bonus. Mr. Feiger’s contract automatically renews on an annual basis unless the Company provides notice ninety (90) days in advance of the renewal date of its intent not to renew.

Related Party Transactions Policy

In January 2007, the Board approved a Related Party Transaction Policy. This policy requires the Nominating and Corporate Governance Committee to approve or ratify any transaction between the Company and any executive officer or director, as well as 5% or greater shareholders and certain family members of any of the foregoing that would need to be disclosed pursuant to Item 404(a) of the SEC’s Regulation S-K. Ordinary course loans having the characteristics described under the heading “Ordinary Course Loans,” are to be reviewed, approved or ratified in accordance with the policies and procedures of the Company and its subsidiaries for extensions of credit covered by Regulation O of the Board of Governors of the Federal Reserve System.

Related party transactions occurring in 2006 were not subject to the Related Party Transaction Policy, because it was not adopted by the Board until January 2007. The only transactions occurring in 2006 for which disclosure was required under Item 404(a) were ordinary course loans described under the heading “Ordinary Course Loans,” all of which were made in accordance with the Company’s Regulation O policies and procedures.

COMPENSATION OF DIRECTORS

The Company’s Board of Directors establishes director compensation. The Executive Compensation Committee, with the assistance of outside consultants, periodically reviews the amount and composition of director compensation and makes recommendations to the Board.

Cash Compensation

Each of the Company’s outside directors receives a $28,000 annual retainer and $1,500 for each regular and special meeting attended. Members of the committees receive $1,000 for each committee meeting attended. The Chairman of the Audit Committee receives an additional $10,000 annual retainer and the other members of the

Audit Committee receive an additional $3,000 annual retainer. The Chairs of each of the other standing committees receive an additional $5,000 annual retainer. Each of the retainer and meeting fees are paid in cash unless the director elects to defer his or her compensation as described below. Directors who are full-time compensated employees of the Company do not receive either the retainer or any other compensation for attendance at meetings of the Board of Directors or its committees.

Stock Option Program

Nonemployee directors are also granted nonqualified stock options annually. Under the terms of the Zions Bancorporation 2005 Stock Option and Incentive Plan, each nonemployee director automatically receives stock options to purchase 4,000 shares of common stock each year on the first business day following the annual meeting of the shareholders of the Company.

Deferred Compensation Plan for Nonemployee Directors

The Company maintains a Deferred Compensation Plan for directors pursuant to which a director may elect to defer receipt of all or a portion of his or her compensation until retirement or resignation from the Board of Directors. Amounts deferred are held in a rabbi trust and invested in either an unsecured note or shares of the Company’s common stock based upon the director’s election, subject to plan limitations. Settlement is made only in cash and is based on the amount of the unsecured note plus accrued interest or the then current market value of the stock.

Mr. Heaney serves as a member of the board of directors of Amegy Bank N.A., a subsidiary of the Company, which also maintains a deferred compensation plan for Amegy Bank directors, pursuant to which a director may elect to receive all or a portion of his or her compensation in shares of the Company’s stock, and defer receipt of such shares until retirement or resignation from the Board of Directors, or a date designated by the director at the time of deferral. Amounts deferred are held in a rabbi trust and invested in shares of the Company’s common stock, subject to plan limitations. Settlement is made only in shares of the Company’s common stock. Mr. Heaney’s 2006 compensation as a member of Amegy Bank’s board of directors is reported in the table below in the column “All Other Compensation.”

Director Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jerry C. Atkin	$60,200	$0	$71,502	$0	$0	$131,702
R.D. Cash	47,200	0	71,502	0	0	118,702
Patricia Frobes	43,700	0	71,502	0	0	115,202
J. David Heaney	46,700	0	15,736	0	18,126	80,561
Roger B. Porter	63,200	0	71,502	0	0	134,702
Stephen D. Quinn	53,200	0	71,502	0	0	124,702
L. E. Simmons	43,700	0	71,502	0	0	115,202
Steven C. Wheelwright	46,200	0	58,073	0	0	101,273
Shelley Thomas Williams	43,200	0	71,502	0	0	117,702

(1)	Harris H. Simmons, the Company’s Chairman, President and Chief Executive Officer is not included in this table as he is an employee of the Company and thus receives no compensation as a director. His compensation as an employee of the Company is shown in the Summary Compensation Table on page 23.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R), and thus includes amounts from awards granted in and prior to 2006. As of December 31, 2006, each director has the following number of options outstanding: Jerry C. Atkin: 26,000; R. D. Cash: 34,289; Patricia Frobes: 16,000; J. David Heaney 14,125; Roger B. Porter: 34,000; Stephen D. Quinn: 20,000; L. E. Simmons: 40,000; Steven C. Wheelwright: 12,000; and Shelley Thomas Williams: 28,000.

PRINCIPAL HOLDERS OF VOTING SECURITIES

As of March 6, 2007, there were no principal common shareholders (5% or more) of the Company known to the Company.

Set forth below is the beneficial ownership, as of March 6, 2007, of the Company’s common stock by each of the Company’s directors, NEOs, and all directors and executive officers as a group. The information below includes, where applicable, shares underlying options that are exercisable within sixty days of March 6, 2007.

Directors and Officers	Number of Shares Beneficially Owned		% of Class
Doyle L. Arnold	164,190		*	(1)
Jerry C. Atkin	43,300		*	(1)
R. D. Cash	68,498		*	(1)
Patricia Frobes	11,000		*	(1)
J. David Heaney	57,004		*	(1)
Scott J. McLean	49,500		*	(1)
Paul B. Murphy, Jr.	169,077		*	(1)
Roger B. Porter	51,596		*	(1)
Stephen D. Quinn	16,000		*	(1)
Stanley D. Savage	40,448		*	(1)
Harris H. Simmons	2,463,731	(2)	2.21%
L. E. Simmons	1,952,106	(2)	1.75%
Shelley Thomas Williams	23,825		*	(1)
Steven C. Wheelwright	6,000		*	(1)
All directors and officers as a group (29 persons)	4,343,548		3.90%

(1)	Percentage of ownership is less than 1%.

(2)	Totals include 1,814,488 shares attributed to each individual through serving as a director in a company holding such shares.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 2)

The Audit Committee has reappointed the firm of Ernst & Young LLP as the independent registered public accounting firm to audit the financial statements of the Company for the current fiscal year. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal 2006 are described under “Fees of Independent Registered Public Accounting Firm” below. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee above.

Representatives from Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board of Directors recommends that the Shareholders vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2007. The affirmative vote of a majority of votes cast is required for adoption of the ratification of the appointment of the independent registered public accounting firm.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following is a description of fees billed to the Company by Ernst & Young LLP during the years ended December 31, 2006 and 2005.

Audit Fees

Audit fees include fees for the annual audit of the Company’s consolidated financial statements, audits of subsidiary financial statements and reviews of interim financial statements included in the Company’s quarterly reports on Form 10-Q. Audit fees also include fees for services closely related to the audit and that in many cases could only be performed by the independent registered public accounting firm. Such fees include comfort letters and consents related to registration statements. The aggregate audit fees billed to the Company by Ernst & Young LLP for the years ended December 31, 2006 and 2005 totaled approximately $2.60 million and $2.56 million, respectively.

Audit-Related Fees

Audit-related fees include fees for accounting consultations, audits of employee benefit plans, due diligence related to acquisitions and certain agreed-upon procedures and compliance engagements. The aggregate audit-related fees billed to the Company by Ernst & Young LLP for the years ended December 31, 2006 and 2005 totaled approximately $0.72 million and $0.69 million, respectively.

Tax Fees

Tax fees include corporate tax compliance, planning and advisory services. The aggregate tax fees billed to the Company by Ernst & Young LLP for the years ended December 31, 2006 and 2005 totaled approximately $0.01 million and $0.01 million, respectively.

All Other Fees

All other fees billed by Ernst & Young LLP, which include the completion of our permitted internal audit outsourcing contract, general consulting fees and other miscellaneous fees, aggregated approximately $0.01 million and $0.01 million for the years ended December 31, 2006 and 2005, respectively.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval by the Audit Committee of all audit, audit-related, tax services and all other services performed by the independent registered public accounting firm. There were no services or fees in 2006 or 2005 that were not approved in advance by the Audit Committee under these policies or procedures.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers and directors of the Company and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in their ownership with the SEC. The Corporate Secretary of the Company acts as a compliance officer for such filings of its officers and directors, and prepares reports for such persons based on information supplied by them. Based solely on its review of such information, the Company believes that for the period from January 1, 2006 through December 31, 2006, its officers and directors were in compliance with all applicable filing requirements, except that Mr. Martin filed one late report on option shares granted, Messrs. Alexander, Blackford and Maio filed one late report on option shares exercised and sold, and Mr. Arnold filed one late report on shares used for taxes on the vesting of his restricted stock (each due to a Company oversight). Mr. Blackford filed one late report on shares sold, and Mr. Cash filed one late report and Mr. Hinckley filed two late reports on shares gifted.

OTHER BUSINESS

Except as set forth herein, management has no knowledge of any other business to come before the meeting. If, however, any other matters of which management is now unaware properly come before this meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Pursuant to the Company’s Bylaws, business must be properly brought before an annual meeting in order to be considered by shareholders. The Bylaws specify the procedure for shareholders to follow in order to bring business before a meeting of the shareholders. Notice of any proposal to be presented by any shareholder or the name of any person to be nominated by any shareholder for election as a director of the Company at any annual meeting of shareholders must be delivered to the Secretary of the Company at least 120 days but not more than 150 days prior to the date the Company’s proxy statement is released to shareholders in connection with the annual meeting for the preceding year. In addition, the Company must receive proposals from shareholders on or before December 4, 2007 in order to have such proposals evaluated for inclusion in the proxy materials relating to the Company’s 2008 Annual Meeting of shareholders. Any proposal submitted for the proxy materials will be subject to the rules of the SEC concerning shareholder proposals. The notice of a proposal must contain the following items:

•	the shareholder’s name, address and stock ownership of the Company,

•	the text of the proposal to be presented,

•	a brief written statement of the reasons why such shareholder favors the proposal and

•	any material interest of such shareholder in the proposal.

The notice stating a desire to nominate any person for election as a director of the Company must contain the following items:

•	the shareholder’s name, address and stock ownership of the Company,

•	the name of the person to be nominated,

•	the name, age, business address, residential address and principal occupation or employment of each nominee,

•	the nominee’s signed consent to serve as a director of the Company, if elected,

•	the number of shares of the Company’s stock owned by each nominee,

•	a description of all arrangements and understandings between the shareholder and nominee pursuant to which the nomination is to be made, and

•	such other information concerning the nominee as would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC.

A copy of the Company’s Bylaws specifying the requirements will be furnished to any shareholder upon written request to the Corporate Secretary.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders interested in communicating directly with the presiding director or with the directors as a group, or persons interested in communicating complaints concerning accounting, internal controls or auditing matters to the Audit Committee, may do so by writing care of the Corporate Secretary, Zions Bancorporation, One South Main, 15th Floor, Salt Lake City, Utah 84111. The Board of Directors has approved a formalized process for handling letters received by the Company and addressed to members of the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof, or that he or she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. These procedures include an internal “hot line,” available to employees, to the Company’s outside counsel for purposes of reporting alleged or suspected wrongdoing.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company will household proxy materials for addresses with multiple shareholders unless we receive contrary instructions from the affected shareholders. If you are an affected shareholder and no longer wish to participate in householding, or if you are receiving multiple copies of the Proxy Statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or the Company if you hold registered shares. A written request should be sent to Zions Bancorporation Corporate Trust Department, P.O. Box 30880, Salt Lake City, Utah 84130 or by calling (801) 524-4624.

FORWARD LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in or implied by the statements. The forward-looking statements may include statements regarding the Company’s future or expected financial performance or expectations regarding future levels of executive compensation, including payouts pursuant to long-term incentive compensation programs. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect the Company’s business, particularly those mentioned in the cautionary statements in its Annual Report on Form 10-K for the year ended December 31, 2006.

APPENDIX A

Audit Committee Charter

Purpose of the Audit Committee

The Audit Committee is appointed by the Board of Directors (the “Board”) of Zions Bancorporation (the “Company”) to assist it in fulfilling its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and the Company’s internal audit function. The Audit Committee is also responsible for preparing the report required to be prepared by the Audit Committee pursuant to the rules of the Securities & Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The internal audit department (all references in this charter to the internal audit department, internal audit function or the internal auditors shall include, as applicable, any co-source or outsource internal audit firm) is responsible for independently assessing such financial statements, principles and policies and internal controls and procedures as well as monitoring management’s follow-up to any internal audit department reports. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting (commencing in the fiscal year ending December 31, 2004) and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

The independent auditors and internal auditors are accountable to the Audit Committee and to the Board, as representatives of the shareholders. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting). The Audit Committee has the authority and responsibility to appoint, retain and terminate the Company’s independent auditors. The independent auditors and the Director of Internal Audit shall report directly to the Audit Committee.

The independent auditors shall submit to the Audit Committee annually a formal written statement (the “Auditors’ Statement”) describing: (i) the auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (iii) in order to assess the auditors’ independence, all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and the matters set forth in the Independence Standards Board No. 1.

The independent auditors shall submit to the Audit Committee annually a formal written statement of the fees billed for each of the last two fiscal years for the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for each such fiscal year or services that are normally provided in connection with statutory or regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or reviews of the Company’s financial statements for each such fiscal year, stating the aggregate audit-related fees and also describing each subcategory of services comprising the fees disclosed under this category; (iii) tax compliance, tax advice and tax planning services for each such fiscal year, stating the aggregate tax fees and also describing each subcategory of services comprising the fees disclosed under this category; and (iv) all other products or services provided by the independent auditors for each such fiscal year, stating the aggregate other fees and also describing each subcategory of products or services comprising the fees disclosed under this category.

Resources and Authority of the Audit Committee

The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of outside counsel, accountants or other experts and advisors as it deems necessary or appropriate to aid in the performance of its duties, without seeking approval of the Board or management.

The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

1.	Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.	Compensation of any advisors employed by the Audit Committee; and

3.	Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Audit Committee Composition

The Audit Committee shall be composed of at least three members, each of whom is (i) “independent” under the rules of the Nasdaq Stock Market, Inc. (“Nasdaq”), (ii) does not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Board or any committee of the Board and (iii) is not an “affiliate” (as defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Company or any of its subsidiaries and does not own or control 10% or more of the Company’s voting securities, or such lower measurement as may be established by the SEC. All members of the Audit Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement, and the Audit Committee shall have at least one Audit Committee Financial Expert (as defined in the Sarbanes-Oxley Act and related SEC rules) and at least two members who have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication (in accordance with Nasdaq Rule 4350(d)(2)(A)(iv) and 12 CFR Part 363).

No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee, and discloses this determination in the Company’s annual proxy statement. One member of the Audit Committee shall be designated by the Board as its chairperson (the “Chairman”). The Chairman and Audit Committee members shall be appointed by the Board, after receiving recommendations from the Company’s Nominating and Corporate Governance Committee, on an annual basis at its organizational meeting or at such times as the Board deems necessary, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine. The Directors will strive to maintain continuity on the Audit Committee while bringing fresh perspective to the Audit Committee as deemed advisable.

Meetings

The Audit Committee shall meet in person or telephonically on a periodic basis, to coincide with regular Board meetings, at regularly scheduled times and places determined by the Chairman, with further meetings to occur or actions to be taken by unanimous written consent when deemed necessary or desirable by the Audit Committee or the Chairman. The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management and the independent auditors the annual audited financial statements and quarterly financial statements, as applicable. After each of its meetings, the Chairman will report the activities of the Audit Committee to the full Board at its next scheduled meeting.

In addition to the Audit Committee members, the following persons are invited to attend regular Audit Committee meetings:

President and Chief Executive Officer

Chief Financial Officer

General Legal Counsel

Chief Risk Officer

Director of Internal Audit

Corporate Controller

Director of Corporate Compliance

Representatives from the Company’s independent auditors

Representatives from the Company’s internal audit co-source or outsource firm, if any

Others by invitation, as deemed advisable.

Members of the Audit Committee and other invited participants may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

The Audit Committee shall meet regularly in executive session. The Audit Committee may invite the independent auditors, the Director of Internal Audit, representatives of any internal audit co-source or outsource firm or any representatives of management to participate in a portion or all of any such executive session to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately.

Delegation to a Subcommittee

The Audit Committee may, in its discretion, delegate portions of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

Duties and Powers of the Audit Committee

To carry out its purposes, the Audit Committee shall have the duties and powers set forth below.

Audit Committee Responsibilities Regarding Independent Auditors

1.	Engagement of Independent Auditors.

a.	Obtain the opinion of management and the Director of Internal Audit as to the independent auditors’ qualifications, independence and performance.

b.	Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself.

c.	Review and evaluate the qualifications, independence and performance of the lead partner of the independent auditors. Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors who shall report directly to the Audit Committee. This responsibility includes the resolution of disagreements between management and the independent auditors regarding financial reporting. Be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee.

d.	Pre-approve all audit and non-audit services to be provided by the independent auditors and consider whether the outside auditors’ provision of non-audit services to the Company is compatible with maintaining the independence of the outside auditors.

e.	Require that the independent auditors prepare and deliver annually an Auditors’ Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of such statement), and discuss with the independent auditors any relationships or services or other issues disclosed in such statement that may impact the quality of audit services or the objectivity and independence of the Company’s independent auditors.

f.	Obtain a report from the independent auditors in connection with any audit of the Company’s financial statements required under the securities laws, prior to each filing of the audit report with the SEC, describing all critical accounting policies and practices to be used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management (such as any “management” letter or schedule of unadjusted differences).

g.	Have a clear understanding with the independent auditors as to their accountability to the Board and the Audit Committee, as representatives of the shareholders.

h.	Make any other inquiries of the independent auditors deemed appropriate by the Audit Committee.

2.	Audit Function.

a.	Review the scope of the annual audit plan with the Director of Internal Audit and the independent auditors.

b.	Review with the independent auditors changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC, Nasdaq and other regulatory bodies that could impact the Company’s financial statements.

3.	Other Functions.

a.	Advise management, the internal audit department and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices.

b.	Review and discuss, on a timely basis, the quarterly and annual financial reports (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) with management, the independent auditors and the Director of Internal Audit.

c.

Discuss with management, the independent auditors and the Director of Internal Audit (i) the guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk and

(ii) any significant financial risk exposures and what steps management has taken to monitor, control and report on such exposures.

d.	Consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented.

e.	Meet with management, the independent auditors and, where appropriate, the Director of Internal Audit to:

•

discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal audit department or the independent auditors, relating to the Company’s financial statements;

•

discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

•	discuss any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

•	review the form of opinion the independent auditors propose to render to the Board and shareholders;

•

discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting practices methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and

•	discuss the responsibilities, budget and staffing of the Company’s internal audit function.

f.	Meet privately with the independent auditors to obtain the benefit of their evaluation and opinion on (i) financial and accounting personnel, (ii) internal audit and credit examination department staff and (iii) the quality, as well as the acceptability of, accounting principles applied by the Company in its financial reporting.

g.	Consider whether there are any items for the independent auditors to report directly to the full Board.

h.	Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act.

Audit Committee Responsibility Regarding Internal Audit Function

1.	Review the performance and, when and as necessary, oversee the replacement of the Director of Internal Audit.

2.	Review coordination of audit plans between the internal auditors and the independent auditors.

3.	Approve an auditing procedures manual and internal audit charter and all changes thereto.

4.	Annually review with the Director of Internal Audit the scope and scheduling of internal audits planned for the year, including any audits to be co-sourced or outsourced.

5.	At least annually, discuss the adequacy of the audit risk identification process and procedures with the Director of Internal Audit, management and the independent auditors.

6.	The Director of Internal Audit will attend all regularly scheduled Audit Committee meetings and will report, as needed, on the annual audit plan, audit plan variances, staff training, staffing requirements, significant concerns, past due corrective measures on significant concerns, modifications to policy and procedures, proposed modifications to the internal auditing procedures manual or internal audit charter and any known violations of law.

7.	The Director of Internal Audit will report at least annually to the Audit Committee whether the fiduciary activities of the Company are being administered in accordance with applicable laws and regulations and with sound principles.

8.	At least annually, the Director of Internal Audit will report on the effectiveness of the co-sourced and outsourced audits, including an evaluation of the firm(s) engaged to perform these services.

Other Audit Committee Responsibilities

1.	Inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

2.	Discuss with the Company’s internal and outside counsel any significant legal, compliance or regulatory matters that may have a material effect on the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies.

3.	Review and discuss earnings press releases, including review of the opinions expressed by Credit Examination, acting under the auspices of the Credit Review Committee, to report independently to the Audit Committee on the adequacy and consistency of the Allowance for Loan and Lease Losses.

4.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

5.	Establish hiring policies for employees or former employees of the independent auditors. These policies shall provide that no former lead partner, concurring partner or any other member of the audit engagement team who provided more than ten hours of audit, review or attest services for the Company within the one year period preceding the commencement of audit procedures for the current fiscal year’s financial statements may undertake a financial reporting oversight role.

6.	Prepare any reports or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC, for inclusion by the Audit Committee in the annual proxy statement of the Company.

7.	After Audit Committee review and approval, recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

8.	Review and approve all transactions between the Company and any related party, as such term is defined by Nasdaq.

9.	The Audit Committee is granted the authority to take whatever action, whether or not covered herein, it deems necessary to fulfill the responsibilities assigned to the Audit Committee by the Board and this charter.

10.	Review and discuss quarterly summaries of compliance activities across the Company as presented to the Audit Committee by the Corporate Compliance Officer.

Performance Evaluation

The Audit Committee shall prepare and review with the Board a periodic performance evaluation that shall compare the performance of the Audit Committee with the requirements of this charter. The Audit Committee will also review and reassess the adequacy of this charter at least annually. The performance evaluation shall also recommend to the Board any improvements to the Audit Committee’s charter deemed necessary or desirable by the Audit Committee. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the Chairman of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER, ON WRITTEN REQUEST, A COPY OF THE COMPANY’S 2006 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN REQUESTS FOR SUCH INFORMATION SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, ONE SOUTH MAIN, 15th Floor, SALT LAKE CITY, UTAH 84111.

ZIONS BANCORPORATION — ONE SOUTH MAIN, 15th FLOOR — SALT LAKE CITY, UTAH 84111 — (801) 524-4787

www.zionsbancorporation.com

ZIONS BANCORPORATION

SOLICITED ON BEHALF OF
PROXY	THE BOARD OF DIRECTORS

The undersigned hereby appoints A. SCOTT ANDERSON, DOYLE L. ARNOLD and GERALD J. DENT or any of them, with full power of substitution, the lawful attorneys and proxies of the undersigned, to vote all of the shares held by the undersigned in Zions Bancorporation that the undersigned would be entitled to cast if personally present at the Annual Shareholders’ Meeting to be held on May 4, 2007 and at all adjournments or postponements thereof upon the matters listed below.

1.	To elect Directors
	All nominees listed below (except as marked to the contrary)	FOR ☐	WITHHOLD AUTHORITY ☐
INSTRUCTION: to withhold authority for any individual, cross a line through the nominee’s name in the list below:

Roger B. Porter                L. E. Simmons                Steven C. Wheelwright

2.	To ratify the appointment of the Company’s independent auditors for fiscal 2007.	FOR	☐	AGAINST	☐	ABSTAIN ☐

3.	To transact any other such business as may properly come before the meeting.	AUTHORITY	☐	WITHHOLD AUTHORITY ☐

UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND RATIFICATION OF INDEPENDENT AUDITORS AND OTHERWISE IN THE DISCRETION OF ANY OF THE APPOINTEES AS PROXIES.

Dated , 2007.
Please sign exactly as name appears on reverse side.
When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.